UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

(AMENDMENT NO. 1)

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Nexeon MedSystems Inc

(Exact Name of Registrant in its Charter)

Nevada	81-0756622
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1708 Jaggie Fox Way Lexington, KY	40511
(Address of principal executive offices)	(Zip Code)

844-919-9990

(Registrant’s telephone number)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $0.001

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑

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EXPLANATORY NOTE

Nexeon MedSystems Inc is filing this General Form for Registration of Securities on Form 10, or this “registration statement,” to register its common stock, par value $0.001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”). Unless otherwise mentioned or unless the context expressly indicates otherwise, the terms “Company,” “we,” “us,” “our,” “Nexeon,” “Nexeon MedSystems” and similar terms refer to Nexeon MedSystems Inc.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements that relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect our current judgment regarding the direction of our business, actual results may vary from any estimates, predictions, projections, assumptions, or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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ITEM 1.	BUSINESS

General

Nexeon MedSystems Inc was incorporated in the State of Nevada on December 7, 2015. We are a development stage enterprise focusing on the development and commercialization of physician-driven, medical device innovations. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant sale of assets or generated any form of revenue.

Implications of Emerging Growth Company Status

As a company with less than $1 billion in revenue in our last fiscal year, we are defined as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act.  We will retain “emerging growth company” status until the earliest of:

•	The last day of the fiscal year during which our annual revenues are equal to or exceed $1 billion;
•	The last day of the fiscal year following the fifth anniversary of our first sale of common stock pursuant to a registration statement filed under the Securities Act of 1933, as amended, which we refer to in this document as the Securities Act;
•	The date on which we have issued more than $1 billion in nonconvertible debt in a previous three-year period; or
•	The date on which we qualify as a large accelerated filer under Rule 12b-2 adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i.e., an issuer with a public float of $700 million that has been filing reports with the U.S. Securities and Exchange Commission (“SEC”) under the Exchange Act for at least 12 months).
•	As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to SEC reporting companies. For so long as we remain an emerging growth company we will not be required to:
•	Have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Wall Street Reform and Consumer Protection Act of 2002;
•	Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
•	Submit certain executive compensation matters to stockholder non-binding advisory votes;
•	Submit for stockholder approval golden parachute payments not previously approved;
•	Disclose certain executive compensation related items, as we will be subject to the scaled disclosure requirements of a smaller reporting company with respect to executive compensation disclosure; and
•	Present more than two years of audited financial statements and two years of selected financial data in a registration statement for our initial public offering of our securities.

Pursuant to Section 107(b) of the JOBS Act, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of The JOBS Act.  This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result, our financial statements may not be comparable to companies that comply with public company effective dates.  Section 107 of the JOBS Act provides that our decision to opt into the extended transition period for complying with new or revised accounting standards is irrevocable.

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Because the worldwide market value of our common stock held by non-affiliates, or public float, is below $75 million, we are also a “smaller reporting company” as defined under the Exchange Act.  Some of the foregoing reduced disclosure and other requirements are also available to us because we are a smaller reporting company and may continue to be available to us even after we are no longer an emerging growth company under the JOBS Act but remain a smaller reporting company under the Exchange Act.  As a smaller reporting company we are not required to:

•	Have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; and
•	Present more than two years of audited financial statements in our registration statements and annual reports on Form 10-K and present any selected financial data in such registration statements and annual reports.

Merger

On February 16, 2016, Nexeon was the surviving entity following a merger with Nexeon MedSystem, Inc. (“NXDE”) – a Delaware corporation. As a result of the merger, 100% of NXDE’s issued and outstanding preferred shares were converted into 1,659,946 shares of the Company’s Restricted Common Stock. All NXDE shares of Common Stock, Options, and Deferred Compensation Units were canceled. Also pursuant to the merger, the Company shall pay a Three Percent (3%) royalty (the “NXDE royalty”) to a limited liability company (“NXDE LLC”) formed in connection with the merger (of which the former NXDE shareholders are members) on Net Product Sales derived by the Company’s, or its affiliates’ or licensees’, commercialization of patents and intellectual property acquired by the Company through this merger (see the section titled “Certain Relationships and Related Transactions” for more information).

Chief among the assets secured by the Company in its merger with NXDE was a 100% ownership interest in a number of patents relating to a micro-perforated balloon catheter system for use in the treatment of restenosis associated with hemodialysis. Initially, the Company will focus on driving development and commercialization of the aforementioned medical device. As part of this process, the Company will license, a to-be formed, wholly-owned subsidiary known as Pulsus Medical LLC, (“Pulsus”). Pulsus will enter into various other sub-license agreements as well as development and supply agreements in order to enhance the technology as well as to expedite the development process. Additionally, the Company’s Officers and Directors, from time to time, will perform periodic due diligence on complimentary patents and companies, which it may acquire with an intent to develop and commercialize various medical technologies.

From inception until the date of this filing, we have had limited operating activities, primarily consisting of:

i.	The incorporation of our Company;

ii.	The acquisition of various assets from Rosellini Scientific LLC;

iii.	The merger with NXDE;

iv.	Establishment of our management team and Board of Directors;

v.	Development of our business plan and establishment of the Company’s headquarter offices in Lexington, Kentucky;

vi.	Organization of a Regulation D, Rule 506 $2,500,000 Private Placement;

vii.	Conversion of approximately $1,500,000 in Shareholder debt to Units of the Private Placement; and

viii.	The acquisition of additional intellectual property to add to the Company’s portfolio.

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Our business headquarters is located at 1708 Jaggie Fox Way, Lexington, KY 40511.

Our telephone number is 844-919-9990.

The Company’s website is www.nexeonmed.com. Neither the Company’s website, nor the information contained on or accessible through our website, are deemed to be incorporated by reference in, or considered part of, this registration statement.

Business Overview

The Company engages and collaborates with scientists across multiple disciplines in order to identify, validate, and develop high impact technologies that address areas of significant unmet needs in healthcare. Nexeon’s Officers and Directors include cross-disciplinary specialists with expertise in life sciences, computer and physical sciences as well as chemical and biomedical engineering, and have collectively been involved in the development of drugs, medical devices, and technologies with a wide range of applications.

Our Officers and Directors are establishing an international network of leading scientists, technologists, and entrepreneurs that management believes will afford the Company access to promising technologies, within various medical contexts, at a stage where such technologies are still being explored in the laboratories of their origin. The Company is focused on early-stage technologies that management believes show strong clinical and commercial potential.

As of the date of this registration statement, the Company’s core focus is furthering the development of a micro-perforated balloon catheter system for use in treatment of restenosis associated with hemodialysis.

On February 16, 2016, the Company merged with Nexeon MedSystems, Inc. (“NXDE”) – a Delaware corporation. The Company, a Nevada corporation, was the surviving entity. The Company converted 100% of NXDE’s issued and outstanding common and preferred stock into 1,659,946 shares of the Company’s common stock. In addition to the conversion of NXDE shares into common shares of the Company, the Company shall pay a limited liability company formed by the former shareholders of NXDE for the purpose of receiving a royalty equal to Three Percent (3%) (the “NXDE royalty”) of Net Product Sales received by the Company, its affiliates and licensees derived from the commercialization of patents or other intellectual property owned by NXDE prior to the merger. Those patents and other intellectual property serve as the basis for our balloon catheter product, which will be the first product we shall attempt to develop to commercialization.

We have made additional acquisitions of intellectual properties; however, we do not intend to further develop those products in the near future because of the anticipated development costs. For more information on those acquisitions see “Additional Acquisitions” below.

However, in the future, the Company intends to engage in strategic acquisitions of additional companies, patents, and intellectual properties that management believes are clinically and commercially compelling. The Company will focus on what management believes are early-stage, disruptive technologies that have a mix of (i) a high probability to secure state and federal grant funding, (ii) low regulatory hurdles for FDA approval, (iii) and unique synergies with our other core business segments. However, there can be no assurances that the Company will successfully identify, acquire, or commercialize any additional technologies or intellectual property.

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Our Market and Methodology

The U.S. is the world’s largest market for R&D investment with projected expenditure of $465 billion in 2014 – comprising approximately 2.8 percent of the country’s GDP. Over the course of 2014, the federal government was expected to fund $123 billion of this total, with $37 billion of this contributing towards an aggregate of $63 billion expected to be spent in the U.S. academic space. Several academic institutions exceeded $1 billion of annual research spending in 2012. Management believes the opportunity to secure funding for early-stage, physician- and scientist-driven solutions is available, but the process to commercialize that science has been complicated by regulations, business model development challenges, and venture capital issues.

It is management’s belief that Nexeon has assembled the infrastructure, knowledge, personnel, and business model to optimize the non-dilutive capital available from various government agencies to develop technologies from an international pool of scientific research. It is management’s opinion, that emphasizing a “Needs Driven/Business Model Driven” approach to translational medicine best expedites the commercialization process and aligns R&D with shareholder goals. We also believe that Nexeon’s cross-disciplinary approach is particularly well-suited to address a healthcare environment where the convergence of previously unrelated disciplines is becoming especially prominent.

It is management’s belief the investment by the U.S. federal government in research through the nation’s universities, federal laboratories, and non-profit institutions generates innovations and inventions with considerable commercial potential. While much of this research results in thousands of U.S. patent applications each year, many challenges exist in commercializing this university and federal research; thus, it is management’s opinion that only a fraction of the patents are actually licensed and/or monetized. It is our belief that the universities themselves lack the resources to attract investors and entrepreneurs, to identify marketable opportunities, to secure the required capital resources, and ultimately to transform the science into a profitable commercial product or service.

Management believes another major engine of scientific and technological innovation exists within private sector R&D departments. Corporations appear to contribute a substantial portion of the multi-billion dollar investment in the life sciences sectors. In management’s opinion, corporations have proven to be most successful in making incremental changes to commercially-available products and then deploying their sales and marketing resources to launch a successful product. The inertia of a large corporation, however, in management’s opinion, limits the ability to focus on early-stage research ideas and the necessary processes involved in identifying, supporting, and optimizing early projects. It is our belief that few internal innovation projects at these large corporations actually translate into more significant development projects.

Nexeon will adopt a development approach that management believes will enable the Company to identify, and ultimately to commercialize valuable but early-stage, technological advances in the medical space. Prior to seeking the acquisition of patents, licensure, and/or investing capital, Nexeon evaluates life science projects pursuant to the following criteria:

•	Assess and determine regulatory risk and timeline prior to design, build, and manufacturing optimization;
•	Collect customer and key opinion leader’s information prior to acquisition or embarking on additional research;
•	Determine clinical utility now, including reimbursement strategies;
•	Identify funding partners prior to needing them.

Once the Company has evaluated a technology, Nexeon will endeavor to acquire the science and implement the appropriate project management to drive early-stage development. Management believes rigorous screening of prospective technologies will mitigate some of the risk inherent to acquisition of undeveloped technologies and will also minimize the time between the initial at-risk capital raise and preliminary inflection points in technology development.

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However, there can be no guarantee that the Company will identify and successfully acquire and commercialize any intellectual property or technologies in the future.

Pulsus Medical, LLC

Overview

Initially, the Company’s core focus will be on driving the development and commercialization of the intellectual property (IP) that will be held by a to-be formed, wholly-owned entity known as Pulsus Medical, LLC. This entity will continue the development of a micro-perforated balloon catheter system for use in treatment of restenosis associated with hemodialysis. The Company’s Chief Innovation Officer, Dr. Mark Bates MD, will serve as the Chief Executive Officer of Pulsus Medical, LLC.

Funding & Development

During 2015 Rosellini Scientific LLC, (“RSLLC”) the largest shareholder of Nexeon, has obtained from the National Institute of Health (“NIH”) pursuant to the Institute’s Small Business Innovative Research Program (“SBIR”) the award of Grant # 1R44HL129870-01, in the amount of $218,377. In addition on January 1, 2016, RSLLC obtained a Matching Funds award from the Kentucky SBIR Matching Funds Program funded by the Cabinet for Economic Development (CED), Office of Entrepreneurship. The Kentucky Science and Technology Corporation (KSTC) administer the Kentucky SBIR Matching Funds Program under a contract with the CED. The state of Kentucky’s award # KSTC-184-512-16-234, was in the amount of $150,000. RSLLC will make these funds available to Nexeon for use to finance the development and commercialization of the Pulsus medical device pursuant to the terms and conditions of the Grants. Upon successful completion of Phase I of the Grants, subject to the approval of both the Federal and State Agencies, RSLLC will assign Phase II of the Grants to Nexeon. An NIH SBIR Grant is a program consisting of three Phases and we are currently in Phase I. A description of three Phases is as follows:

•	Phase I. The objective of this phase is to establish the technical merit and feasibility of proposed research or R&D efforts and to determine the quality of performance of the applicant (small business concern or SBC) before providing further Federal support in Phase II.(iv) Phase II Transition Rate Benchmark. Each agency must establish an a Small Business Administration (SBA) approved Phase II Transition Rate Benchmark and applicable time period. The benchmark rates and time periods are posted at www.sbir.gov. Agencies must seek approval for any subsequent changes from SBA.

•	Phase II. The objective of this phase is to continue the research or R&D efforts initiated in Phase I. Funding will be based on the results of Phase I and the scientific and technical merit and commercial potential of the Phase II application. Only Phase I grantees are eligible to receive Phase II funding. Unless submitted as a Fast-Track application, Phase II applications may be submitted only after the Phase I award is made. NIH expects non Fast-Track Phase II applications to be submitted within the first six receipt dates following expiration of the Phase I budget period, i.e., normally 2 years beyond the expiration date of the Phase I award. In this case the NIH SBIR Grant was awarded as a Fast-Track Grant, which means the NIH Fast-Track application process expedites award decisions and funding of SBIR Phase II applications for scientifically meritorious projects that have a high potential for commercialization. The Fast-Track process allows Phase I and Phase II grant applications to be submitted and reviewed together. Fast-Track applications receive a single rating.

•	Phase III. The objective of this phase, where appropriate, is for the SBC to pursue, with non-SBIR/STTR funds, the commercialization of the results of the research or R&D funded in Phases I and II.

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A summary of the material terms of an NIH SBIR Grant are as follows:

There are no cost principles specifically applicable to grants to for-profit organizations. Therefore, the cost principles for commercial organizations set forth in the FAR (48 CFR part 31.2) generally are used to determine allowable costs under NIH grants to for-profit organizations. As provided in those costs principles, allowable travel costs may not exceed those established by the Federal Trade Regulation (FTR). As provided in 45 CFR part 74.27(a), NIH does not allow for-profit organizations to be reimbursed for independent research and development (self-sponsored) costs. Facilities and administrative costs are allowable under awards to for-profit organizations. Except for grants awarded under the SBIR programs, under an NIH grant, no profit or fee will be provided to a for-profit organization, whether as a grantee or as a consortium participant. A profit or fee under a grant is not a cost, but is an amount in excess of actual allowable direct and facilities and administrative costs. In accordance with normal commercial practice, a profit/fee may be paid to a contractor under an NIH grant providing routine goods or services to the grantee.

Under the conditions specified in 45 CFR part 74.34, for-profit grantees are permitted to retain title to equipment purchased under a research grant though NIH reserves the right to order the transfer of equipment, including title, to NIH or an eligible third party named by the NIH awarding office when such third party is otherwise eligible under existing statutes. In keeping with the provisions of 45 CFR part 74.24, for-profit grantees must not use equipment acquired with NIH funds to provide services to non-Federal organizations for a fee to compete unfairly with private companies that provide equivalent services, unless the terms and conditions of the award provide otherwise, and any user charges shall be treated as program income and must be reported.

Intellectual property requirements set forth in 37 CFR part 401 apply to for-profit organizations, whether small businesses or large businesses. However, invention reporting requirements for for-profit organizations differ somewhat from those for non-profit organizations. When the grantee is a for-profit organization, assignment of invention rights to a third party does not require NIH approval, but ongoing reporting remains a requirement for each invention. Rights to data, including software developed under the terms of any funding agreement resulting from an NIH award, shall remain with the grantee except that any such copyrighted material shall be subject to a royalty-free, nonexclusive and irrevocable license to the Federal government to reproduce, publish or otherwise use the material, and to authorize others to do so for Federal purposes. In addition, under the SBIR programs, in contrast to awards to for-profit organizations under other support mechanisms, such data shall not be released outside the Federal government without the grantee's permission for a period of 4 years from completion of the project.

The requirements for non-Federal audits of for-profit organizations are specified in 45 CFR part 74.26(d). A for-profit organization is required to have a non-Federal audit if, during its fiscal year, it expended a total of $500,000 or more under one or more Health and Human Services (HHS) awards (as a direct grantee and/or under a consortium participant) and at least one of those awards is an HHS grant. 45 CFR part 74.26(d) incorporates the thresholds and deadlines of Office of Management and Budget (OMB) Circular A-133 but provides for-profit organizations two options regarding the type of audit that will satisfy the audit requirements. The grantee either may have (1) a financial-related audit in accordance with Government Auditing Standards or (2) an audit that meets the requirements of OMB Circular A-133. For-profit organizations expending less than $500,000 a year are not required to have an annual audit for that year but must make their grant-related records available to NIH or other designated officials for review or audit.

For both Phase I and Phase II SBIR awards, the research or R&D project activity must be performed in its entirety in the United States . (The United States is defined as the 50 States, the territories and possessions of the United States, the Commonwealth of Puerto Rico, the Federated States of Micronesia , the Republic of Palau, the Republic of the Marshall Islands , and the District of Columbia.)

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Generally, under SBIR Phase I awards, a minimum of two-thirds or 67 percent of the research or analytical effort must be carried out by the SBC. Payments, in the aggregate, to consultants, consortium participants and contractors for portions of the scientific/technical effort generally may not exceed 33 percent of the total requested amount. Generally under SBIR Phase II awards a minimum of one-half or 50 percent of the research or analytical effort must be carried out by the SBC. In addition, payments, in the aggregate, to consultants, consortium participants, and contractors for portions of the scientific/technical effort generally may not exceed 50 percent of the total requested amount.

For-profit organizations receiving SBIR awards generally are subject to the same public policy requirements as non-profit organizations. However, the requirements concerning disclosure of financial conflicts of interest do not apply to applications or awards under Phase I of the SBIR programs. The requirements do, however, apply to Phase II applications and awards.

NIH will not support market research, including studies of the literature that lead to a new or expanded statement of work, under the grant. For purposes of the SBIR programs, "market research" is the systematic gathering, editing, recording, computing, and analyzing of data about problems relating to the sale and distribution of the subject of the proposed research. It includes various types of research, such as the size of potential markets and potential sales volume, the identification of consumers most apt to purchase the products, and the advertising media most likely to stimulate their purchases. However, "market research" does not include activities under a research plan or protocol that include a survey of the public as part of the objectives of the project to determine the impact of the subject of the research on the behavior of individuals.

SBA SBIR Policy Directives provide program levels for SBIR programs based on statutory guidelines. However, these directives also give agencies discretion to exceed these levels when the proposed budget and requested period of support are fully justified and scientifically appropriate in relation to the proposed research. In general the levels are:

•	SBIR Phase I: $150,000 Total Costs; 6 months
•	SBIR Phase II: $1,000,000 Total Costs; 2 years

Some NIH Institue or Centers (ICS) offer Phase II SBIR awardees the opportunity to apply for Phase II Competing Renewal awards. These are available for those projects that require extraordinary time and effort in the R&D phase and may or may not require FDA approval for the development of such projects, including drugs, devices, vaccines, therapeutics, and medical implants related to the mission of the ICS. Only those small business concerns who have been awarded a Phase II are eligible to apply for the Phase II Competing Renewal award. Program levels are: SBIR Phase II Competing Renewals (Phase II "B"): $3,000,000; 3 years.

A reasonable profit or fee may be paid to a SBC receiving an award under Phase I or Phase II of the SBIR programs. The profit or fee is not considered a "cost" for purposes of determining allowable use, program income accountability, or audit thresholds. The profit or fee may be used by the SBC for any purpose, including additional effort under the SBIR award. It is intended to provide a reasonable profit consistent with normal profit margins for for-profit organizations for R&D work; however, the amount of the profit or fee normally will not exceed seven (7) percent of total costs (Direct, Facilities and Administrative) for each phase of the project. The profit or fee should be drawn from Payment Management System (PMS) in increments proportional to the draw-down of funds for direct and F&A costs. The profit or fee applies solely to the SBC receiving the SBIR award and not to any other participant; however, in accordance with normal commercial practice, the SBC may pay a profit or fee to a contractor providing routine goods or services to the SBC under the grant.

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If the applicant SBC has a currently effective Facilities and Administrative (F&A) cost rate(s) with a Federal agency, such rate(s) should be used when calculating proposed F&A costs for an NIH application. NIH ICs use the term F&A costs for all types of applicants and recipients; however, for-profit organizations will find that organizations external to NIH refer to these costs as indirect costs. (However, the rates(s) must be adjusted for Individual Research & Development (IR&D) expenses, which are not allowable under HHS awards.) If the applicant SBC does not have a currently effective negotiated indirect cost rate with a Federal agency, the applicant should propose estimated F&A costs at a rate not to exceed 40 percent of the total direct costs. However, SBCs are reminded that only actual F&A costs are to be charged to projects. (If awarded at a rate of 40 percent or less, the rate used to charge actual F&A costs to projects cannot exceed the awarded rate unless the SBC negotiates an indirect cost rate(s) with a Federal agency.) NIH will not negotiate indirect cost rates for Phase I awards.

If the applicant SBC has a currently effective negotiated indirect cost rate(s) with a Federal agency, such rate(s) should be used when calculating proposed F&A costs for an NIH application. (However, the rates(s) must be adjusted for IR&D expenses, which are not allowable under HHS awards.) If the applicant SBC does not have a currently effective negotiated indirect cost rate with a Federal agency, the applicant should propose an estimated F&A rate in the application. If the requested F&A cost rate is 40 percent of total direct costs or less, no further justification is required at the time of award, and F&A costs will be awarded at the requested rate. However, SBCs are reminded that only actual F&A costs may be charged to projects. If awarded at a rate of 40 percent or less of total direct costs, the rate used to charge actual F&A costs to projects cannot exceed the awarded rate unless the SBC negotiates an indirect cost rate(s) with the Defense Finance Accounting Service (DFAS). DFAS—the office authorized to negotiate indirect cost rates with SBC's receiving NIH SBIR awards—will negotiate indirect cost rates for SBCs receiving Phase II awards that requested a rate greater than 40 percent of total direct costs.

A summary of the material terms of the Kentucky NIH SBIR Matching Funds Grant are as follows:

The Kentucky SBIR Matching Funds Program provides matching funds up to $150,000 for Phase I and up to $500,000 for Phase II (not to exceed two years). These matching funds are to be used for new and additional work tasks that are complementary to your existing Federal SBIR award. Kentucky SBIR Matching Funds grants are awarded by a competitive selection process.

Companies from Kentucky and companies willing to move to Kentucky may apply and receive Kentucky Matching Funds grants. However, the distribution of funds for out-of-state applicants is contingent upon meeting all the requirements within the guidelines. These include: (1) Relocating your business to the state of Kentucky within 90 days of the date on the Kentucky SBIR Matching Funds Grant Agreement, (2) the recipient of the Kentucky SBIR Matching Funds is required to maintain the Kentucky-based status for a minimum of five years after receipt of the final disbursement of funds, and (3) at least 51% of the Kentucky SBIR Matching Funds grant amount must be spent in Kentucky. In addition at least 51% of the Company’s W-2 payroll must be paid to Kentucky residents.

Potential Customers

It is management’s belief patients who have undergone hemodialysis grafts that require angioplasty may be potential customers for the micro-perforated balloon catheter system. There are 350,000 hemodialysis patients in the U.S. With the hemodialysis patient population estimated to reach over 500,000 by 2020 (Weinhandl et al. 2010), the number of patients requiring grafts will reach over 150,000 (30% of 500,000), and in management’s opinion, most of these grafts will eventually require stenosis intervention, which our balloon catheter can provide.

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Competitive Landscape

Management believes the main competition for Company’s intravascular drug delivery system includes those companies developing drug-coated balloons (“DCBs”). DCBs have a more mature technology with recent regulatory approvals being obtained and many other DCB platforms in clinical trials. However, it is our belief that the Company’s approach can co-exist with DCBs due to the ability to use our platform for high flow-rate applications, while DCBs may be more applicable to other bodily regions.

It is our belief that an advantage of this approach over DCBs is in the regulatory path. DCBs are packaged with a drug and, therefore, are considered combination products requiring Premarket Approval (“PMA”) through the FDA. The PMA process requires a two-phase clinical trial to prove the safety and efficacy of the device prior to marketing approval. The Company’s approach does not include a packaged drug; the drug is administrated separately. Therefore, the regulatory path is through the 510(k) with Special Controls route. While this approach will need to prove safety and efficacy with a clinical validation study, such a study is, in management’s experience, typically far less costly and time-consuming when compared to the full, two-phase study required by the PMA process.

Core Technology & Product Overview

The Company is developing an intravascular drug delivery system comprised of an inflatable, Micro-Perforated Catheter Balloon. This balloon will be comprised of carbon nanotubes embedded within the host nylon polymer for increased mechanical strength. The technology has demonstrated only a small amount of carbon nanotubes (<5% by weight) is needed within the polymer to provide the necessary mechanical reinforcement to withstand high pressure (>20 Atmospheres, “ATM”). While high-pressure (>20 ATM) balloons are currently available, they are made from stiffer polymers such as polyethylene terephthalate (“PET”) and are not perforated. Therefore, existing high-pressure balloons are not applicable.

The carbon nanotubes help maintain structural integrity of the Micro-Perforated Catheter Balloon during inflation and drug delivery while allowing a more compliant polymer, such as nylon, to be used. Anti-restenotic drugs, such as paclitaxel, can then be delivered using pulsed flow. The drug is introduced through the proximal shaft of the catheter balloon. The drug, and carrier medium, then fills up the catheter balloon and is released through the pores in the catheter balloon. The drug then exits the catheter balloon and is forced into the surround neointima for maximal therapeutic effect.

When compared to drug-coated catheter balloons and drug-eluting stents, management believes the Company’s approach is expected to provide the following benefits:

•	No distal outflow occlusion due to no excipient needed
•	Minimal downstream loss of drug
•	Predictable depth and load of drug delivery
•	Adjustable drug dosage based on clinical variables
•	Ability to use wider range of drugs, including non-lipophilic drugs

Innovation

Current drug-coated balloons provide only passive drug delivery. In management’s opinion, this Micro-Perforated Catheter Balloon brings a much-needed, innovative improvement to intravascular drug delivery by enabling controllable pulsed flow delivery of anti-restenotic drugs to the diseased site. The specific innovations that are being developed include:

•	Carbon nanotube-nylon composite materials and associated processing procedures to manufacture mechanically robust, micro-perforated catheter balloons
•	An intravascular method that can deliver lipophilic and hydrophilic drugs

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Advantages of our Approach

While our approach reduces the need for follow up procedures by efficiently delivering anti-restenotic drugs, intravascularly, to direct the therapy immediately into the lesion. Currently, repeat angioplasty procedures are required to continually counter restenosis. The need for compliant materials to perform intravascular drug delivery within the AV Graft site (Arteriovenous Graft is when a synthetic tube connects an artery to a vein) eliminates the use of stents for this application. While drug-coated catheter balloons could potentially be used to treat blockages in proximity to the AV Graft, the high flow rate associated with such grafts have the potential to wash out the drug.

Commercial Applications

The targeted clinical application is as an intervention for hemodialysis graft failures, particularly in delivering paclitaxel or similar anti-restenotic drugs. Pulsed-flow intravascular drug delivery can also potentially be applied to bodily sites where drug-eluting stents and drug-coated balloons are being used, including the superficial femoral artery in the thigh and the popliteal artery in the knee (Pastromas et al. 2014). Management believes the technology has the ability to deliver almost any type of drug, and that this approach not only has the potential to treat many blockages within the peripheral vasculature but may also transcend to other diseases such as cancer. It is management’s belief drugs that are difficult or impossible to take orally or drugs that lose efficacy when taken by standard intravenous delivery could potentially be used much more effectively with the Company’s intravascular delivery system. Management believes, this approach may not only extend or broaden the useful life of existing drugs, but it may also revive interest in abandoned drugs.

Marketing Plan

In management’s opinion, the most likely approach to getting this catheter balloon technology to the clinic is to partner with a major medical device manufacturer. Therefore, The Company’s initial marketing plans will involve approaching medical device companies with an interest in catheter balloon technology. Management believes the pre-clinical efforts will generate favorable data. The Company expects to present the data at relevant medical conferences such as the Annual Dialysis Conference and the International Society of Hemodialysis Congress. We also intend to publish our work in targeted medical and scientific journals, such as Hemodialysis International, to gain exposure. The key Management members of Nexeon have experience in building business relationships with the major medical device manufacturers. The inventor of our balloon technology and our Chief Innovation Officer, Dr. Mark Bates, has previously developed medical devices that have been adopted by potential medical device company partners including Boston Scientific and Cook Medical.

The Company cannot make any guarantees that it will successfully identify and engage a medical device manufacturer, that we will be able to present related data at relevant medical conferences, or publish our work in medical and scientific journals.

Revenue Stream

Management believes revenue generated will largely depend upon the success of the business relationship established with the medical device company partner. If a co-marketing arrangement is established, then revenue sharing would be the most likely option. If the technology is licensed, this could generate a royalty stream with possible upfront and milestone payments. Finally, if the technology is sold outright, then the Company could receive one or more payments associated with the acquisition. Transactions in this space vary depending on the quality of the data, the amount of IP, and the overall stage of development.

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In the event the Company is not able to partner or sell our technology to a strategic partner, then it will need to pursue revenue streams by scaling/transferring manufacturing and employing a sales force. In evaluating a revenue stream, management believes it is most important to consider the payer of the technology. In this case, the payers are the insurers who provide reimbursement and the hospital sourcing managers that decide which technologies to purchase and deploy in their facility. As a device manufacturer, we would initially market to the physician directly, which management believes should allow us to take advantage of locally negotiated rates. Management believes within one to two years, we would expect sourcing and supply chain departments will want to cut costs at their facilities, which generally means that a Group Purchasing Organization (“GPO”) will work with us to negotiate lower rates in exchange for higher volume of sales. In some instances, the GPO can also be viewed as a sales channel, because they will have contracts with facilities outside the reach of our direct sales force and can market our technology on our behalf.

Intellectual Property

The Patents directly associated with the development of a micro-perforated catheter balloon system for use in treatment of restenosis associated with hemodialysis are shown in the table below. These patents are foundational to the novel technology that will be developed and the Company will actively continue to file patent applications for newly developed IP. The Company is not relying on applications that are pending and may no longer maintain any of the existing foreign applications.

PATENT
PATENT	ISSUE	EXPIRATION
NUMBER	DATE	DATE	STATUS	DESCRIPTION

US 8187221	5/29/2012	7/11/2028	ISSUED	Nanotube-Reinforced balloons for delivering therapeutic agents within or beyond the wall of blood vessels, and methods of making and using same.
US 8257384	9/4/2012	11/20/2030	ISSUED	Interventional catheter for retrograde use having embolic protection capability and methods of use.
US 7837702	11/23/2010	12/21/2025	ISSUED	Interventional catheter for retrograde use having embolic protection capability and methods of use.

Production Plan

Production of the balloons will require contract manufacturing organizations (“CMOs”) that implement Good Manufacturing Practices (“GMP”) per FDA requirements. The balloon manufacturing partner, Interface Catheter Solutions, is well-versed in GMP procedures and it is management’s belief the manufacturing and testing procedures used in this effort will be readily scalable and GMP-compliant. Currently, Interface Catheter Solutions is a component vendor and no contract exists. We plan to use FDA-registered, GMP-compliant testing facilities at Nelson Laboratories to validate the biological safety of our materials. It is management’s belief these processes can be readily transferrable to a strategic partner who could eventually market our catheter balloon.

Regulatory Plan

The Company will pursue US and EU regulatory approvals in parallel, with CE Marking expected prior to FDA approval. The first step in both the EU and US regulatory process is to implement a Quality Manage Systems (QMS). For EU approval, the QMS must be in accordance with Annex II or V of the Medical Devices Directive (MDD 93/42/EEC)., This is a set of quality standards that are promulgated for the manufacture of medical devices that meet certain safety standards. For US approval, we must meet the FDA Quality System Regulation (QSR) found in 21 CFR Part 820, which is commonly known as the FDA Good Manufacturing Practice (GMP).

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EU Regulatory Approval

After applying ISO 13485 standards to achieve QMS compliance, we will prepare and submit a Technical File / Design Dossier demonstrating that our intravascular drug delivery system will be manufactured using EU required safety standards. Prior to submitting the Technical File, we will submit our pre-clinical data, and existing technical documentation to the appropriate European Union Agency, who will review our material and provide a binding agreement outline the requirements for a CE Mark. The Company recently received a Binding Agreement from the EU Agency. If the European Union Agency indicates that clinical data is not required, then we will assemble and submit the Technical File. However, we expect that safety data from at least 20 patients will be required to obtain the CE Mark. After submitting the Technical File and following an audit by the European Union Agency, we will be issued a CE Marking Certificate for our intravascular drug delivery system. We will then prepare a Declaration of Conformity, which is a legally binding document stating that the device is in compliance with the applicable European Union Directive. We expect this EU approval process to require between 1 and 2 years.

US Regulatory Approval

Because of the number of existing FDA approved intravascular drug delivery devices, we expect the FDA will favorably consider our intravascular drug delivery system to be a Class II device, which allows approval through the 510(k) premarket notification process, but will require clinical data. Once the QMS is in place we will engage the FDA through the Pre-Submission Consulting process. Pre-Sub feedback will provide the necessary information and requirements to generate the Investigational Device Exemption (IDE) needed to run clinical studies. To obtain an IDE, we will first complete all FDA required device testing. Upon successful completion of this testing, we will gather all results into an IDE application submitted to the FDA. Once the FDA approves our IDE we will then conduct first clinical trials that will serve as a pilot study to evaluate the safety and efficacy of the system. Upon successful completion of the pilot study a follow on study of up to 100 patients will be proposed to the FDA. Following that clinical study, we will submit a 510(k) application to the FDA for completeness review. The FDA will then conduct facility inspections of all the major suppliers involved in the design and production of the device, which requires all parties to be compliant with FDA Quality System Regulations (“QSR). If the inspections are compliant, the FDA will issue a 510(k) approval letter for our intravascular drug delivery device. We expect this FDA approval process to require between 3 and 5 years.

Hurdles to Commercialization

The Company has two technical hurdles and two regulatory hurdles to overcome in bringing the product into clinical use and has established a team to address these hurdles with a goal to complete development of a commercialized product ready for market in the next 24 to 36 months.

First Technical Hurdle - Complete development of a polymer composite that is non-toxic, biocompatible, and extrudable. The key enabling technology for our catheter balloon is a carbon nanotube-based nylon polymer composite material (“CNT’s). CNT’s are difficult to efficiently disperse within a polymer material. The CNT’s tend to stick together and agglomerate within the polymer host material rather than being uniformly dispersed. To accomplish the development of this material we have partnered with Zyvex Technologies, a leading manufacturing of CNT composites with a proprietary CNT dispersion chemistry, Kentera, which they have used in the past to achieve effective dispersion of CNT’s within nylon polymer.

Second Technical Hurdle - Complete development of a microperforated catheter balloon that can withstand pressure greater than 20 atmospheres. Once CNT’s disperse within the nylon polymer host we must demonstrate the ability to extrude catheter balloons with the material. We have partnered with Interface Catheter Solutions (“ICS”), a company focused on catheter balloon development and manufacturing. Dr. Mark Bates has prior experience working with ICS in forming catheter balloons from CNT-based polymer composites. His initial work with ICS demonstrated the ability to form and microperforate catheter balloons using the extrusion and balloon forming processes at ICS.

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First Regulatory Hurdle - Demonstrate biological safety of the CNT-nylon composite. With the goal of using our catheter balloons intravascularly, we must demonstrate that the nanocomposite nylon catheter material is non-toxic and hemo-compatible. We will use toxicology and hemo-compatibility tests outlined by ISO 10993 standards for biological evaluation of medical devices. These tests will be performed on the composite materials before balloon forming and after balloon forming to assess whether any adverse reactions are attributable to the catheter balloon manufacturing procedure or whether the material prior to balloon forming is not biologically safe.

Second Regulatory Hurdle - Achieve clearance utilizing FDA 510(k) regulations with Special Controls. We are required to achieve FDA clearance to market our catheter balloons, which will require an animal study followed by a clinical study. To help with both studies, we have partnered with Dr. Waksman and his group at MedStar Health Research Institute in Washington, DC. Dr. Waksman is Director of Experimental Angioplasty and Emerging Technologies for the Cardiovascular Research Institute (CRI) at MedStar and is a key opinion leader in the area of catheter balloon interventions. He has led numerous preclinical and clinical studies involving catheter balloons.

Dependence on One or a Few Major Customers

As of the date of this registration statement, the Company has not generated any revenues and does not have any customer relationships. In the event, the Company secures regulatory approval to begin marketing and selling its device in the European Union, the United States, or both, it is possible that initially the Company may become dependent on one or a few major customers to generate the bulk of our revenue. However, the management believes the Company can diversify its customer base through the use of a sales force and distributor relationships.

Employees

As of the date of this registration statement, the Company has two full-time employees, two part-time employees, and two contractors. None of our employees or consultants are represented by a labor union or covered by a collective bargaining agreement. We consider our relationship with our employees to be good.

Other Investments

The Company currently owns minority holdings in three entities: 1) approximately a 10% equity interest in Nuviant Medical Inc, the largest shareholder of which is Rosellini Scientific LLC; 2) less than 1% equity interest in MicroTransponder Inc; and 3) 100% of the membership interest in Bellomed LLC, a non-operating subsidiary.

ITEM 2.	FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

Nexeon Medsystems, Inc. was incorporated on December 7, 2015. We are a development stage enterprise focusing on the development and commercialization of physician-driven medical device innovations for the treatment of cardiovascular disease. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant sale of assets.

Our operations to date have been limited to organizing and staffing our Company, our merger with NXDE, which includes its IP portfolio, and organization of a private placement offering.

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As of June 30, 2016, we had an accumulated deficit of $210,133. Our net loss was $143,890 and $209,218 for the three and six months ending June 30, 2016, respectively, compared with a net loss of $915 for the period between December 7, 2015 (inception) and December 31, 2015.

We expect the Company will continue to incur significant expenses and increasing operating losses in connection with our ongoing activities, particularly as we continue to invest in research and development and initiate the requisite clinical trials to receive regulatory approval for our medical devices in both the United States and European Union. Additionally, if and when we initiate a launch of one or more of our products, we expect to incur substantial commercialization expenses related to the manufacture and distribution, as well as sales and marketing, of these products. Furthermore, upon the effectiveness of this registration statement, the Company will be subject to additional costs associated with operating as a public company. Accordingly, we may need to obtain additional funding to continue operations. Such financing may not be available to us on acceptable terms, or at all. In the event we require additional capital and are unable to secure such funding, we could be forced to delay, reduce, or eliminate our research and development activities, as well as any future commercialization of our products.

Results of Operations

Our results of operations reflect the three and six months ended June 30, 2016.

Revenue

To date, the Company has not generated any revenues and has financed our operations with net proceeds from the private placement of our common stock and the receipt of certain non-dilutive research grant awards beginning during the three and six months ended June 30, 2016. The Company’s ability to generate revenues will depend heavily on the successful completion of the requisite clinical trials and studies necessary to achieve approval to begin marketing our contemplated medical devices from the relevant regulatory authorities in the United States and European Union. See the Sections titled “Business – Regulatory Approval Process and Government Regulation” above for more information relating to the regulatory approval process.

Research & Development Activities

Research and Development (“R&D”) expenses consist of the costs associated with our research and discovery efforts related to the design and development of our proposed medical devices. Primarily, R&D expenses are expected to include, but may not be limited to:

•	Facilities, laboratory supplies, equipment and related expenses;
•	Employee-related expenses, which among other things includes salaries, benefits, travel, and stock-based compensation;
•	External R&D activities incurred under arrangements with third-parties such as contract research organizations, manufacturing organizations, consultants, and possibly a scientific advisory board; and
•	License fees and other costs associated with securing and protecting IP.

For the three and six months ended June 30, 2016, the Company’s research and development expenses were $16,590 and $16,590, respectively, primarily reflecting materials and supplies.

It is expected that the Company’s R&D activities and related expenses will increase significantly in the future as we increase the scope and rate of such efforts and begin more expensive development activities, including clinical trials and similar studies as required by the relevant regulatory authorities in our targeted jurisdictions (i.e. the United States and European Union).

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The successful completion of the requisite clinical trials and studies to bring our contemplated medical devices to the U.S. and E.U. markets is highly uncertain. We cannot reasonably estimate or know the nature, timing, and estimated costs of the related efforts, nor can we make any assurances as to the period, if any, in which material net cash inflows from sales of our medical devices may commence. This uncertainty is due to the numerous risks and variables associated with developing and marketing medical devices, including, but not limited to:

•	The scope and degree of progress associated with our research and discovery efforts, as well as related development activities;
•	The extent of expenses incurred in conjunction with the foregoing activities;
•	The safety and efficacy of our medical device as compared to traditional treatment modalities;
•	Our ability to articulate successfully the benefits of our medical device to medical professionals who will be responsible for introducing patients to our product;
•	The results of anticipated clinical studies and trials as required by the relevant regulatory approval processes;
•	The terms and timing of potential regulatory approvals, if any; and
•	The expense of securing licenses to relevant IP and/or the expense of filing, prosecuting, defending, and enforcing patent claims and other IP rights that we either own outright or have licensed.

Unfavorable developments with respect to any of the foregoing could mean significant changes in the cost and timing associated with our ability to bring our medical device to market and begin generating revenues.

General & Administrative Expenses

General and administrative expenses generally consist of salaries and similar costs associated with employees, including stock-based compensation expense. This category of expenses may also include facility costs and professional fees related to (i) legal and patent services; (ii) capital formation; (iii) investor and public relations services; and (iv) consulting and accounting services.

For the three and six months ended June 30, 2016, the Company’s general and administrative expenses were $81,130 and $129,764, respectively.

It is expected that our general and administrative expenses will increase in the future as we expand our R&D activities in pursuit of regulatory approval for our contemplated medical device. Such a rise in expenses could result from:

•	Increased number of employees;
•	Expanded infrastructure;
•	Higher legal and compliance costs;
•	Increased complexity of our financial statements that could precipitate a rise in our bookkeeping and accounting costs;
•	Higher insurance premiums; or
•	Increased need for investor and public relation services.

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Liquidity and Capital Resources

Sources of Liquidity

To date, the Company has not generated any revenues. We have financed our operations to date through the private placement of our common stock and from loans from the Company's largest shareholder, Rosellini Scientific LLC. Through June 30, 2016, we have received $100,000 in net proceeds from the issuance of common stock from the private placement (see the Section titled “Recent Sales of Unregistered Securities” for more information). During the next Twelve (12) months, the Company will be seeking to raise an additional $3,000,000 in new capital via debt and/or equity financing, and/or via assignment of Federal Grants and matching funds from the State of Kenetucky from the Company’s largest shareholder, Rosellini Scientific LLC. There can be no assurance that the Company will be successful in completing any new debt and/or equity financing or receive assignments of Grants. In the event that the Company is unable to secure needed financing or is unable to secure such financing on terms we find favorable, we may be forced to delay, limit, or terminate product development and/or future product commercialization.

Material changes in the financial condition from December 31, 2015 include the contribution on January 2, 2016 of various securities with a fair market value of $332,360 for 15,000,000 shares of the Company’s par value $.001 common stock. On February 16, 2016 the Company entered into a Merger Agreement with Nexeon MedSystems, Inc, issuing 2,481,428 shares of the Company’s par value $.001 common stock and assuming of $743,423 of the acquiree’s liabilities. In subsequent transactions, the Company converted $461,336 of assumed stockholder notes and accrued interest for 461,336 shares of the Company’s par value $.001 common stock. The Company initiated a private placement of its common stock effective February 1, 2016 through July 31, 2016. The private placement is for the sale of 2,500,000 units at $1.00 per unit. One unit consists of one share of restricted common stock and one common stock warrant. The warrants have an exercise price of $2.00 per share and expire 36 months from the expiration date of the private placement. To date $100,000 has been subscribed for in cash.

Maturing Obligations

Until such time, if ever, as the Company can generate substantial revenues, we expect to finance our cash needs through a combination of future debt and equity financing, as well as expected non-dilutive research grant awards. Besides certain grant awards, as described earlier in this section, the Company does not have any committed external source of funds. To the extent that the Company secures additional capital through the sale of convertible debt or equity securities, the ownership interest of our stockholders may be diluted, and the terms of any such securities we issue may include liquidation or other preferences that adversely affect the rights of common stockholders. In cases where the Company secures certain debt financing, if any such is available, we may become subject to certain covenants limiting or restricting our ability to take certain actions, such as incurring additional debt, making capital expenditures, or declaring dividends. In the event the Company is unable to secure needed financing, or is unable to secure such financing on terms we find favorable, we may be forced to delay, limit, or terminate product development and/or future commercialization of the same.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support, or other benefits.

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Critical Accounting Policies

Our management’s discussion and analysis of the Company’s financial condition and results of operations is based on our financial statements, which were prepared in conformity with generally accepted accounting principles. The preparation of our financial statements requires us to establish accounting policies and make estimates and assumptions that affect our reported amounts of assets and liabilities at the date of the financial statements. These financial statements include some estimates and assumptions that are based on informed judgments and estimates of management. We evaluate our policies and estimates on an on-going basis and discuss the development, selection and disclosure of critical accounting policies with the Board of Directors. Predicting future events is inherently an imprecise activity and as such requires the use of judgment. Our financial statements may differ based upon different estimates and assumptions.

The Company’s significant accounting policies are described in more detail in the notes to our financial statements appearing at the end of this registration statement. However, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating our financial condition and results of operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments. The carrying amounts of our short and long term credit obligations approximate fair value because the effective yields on these obligations, which include contractual interest rates are comparable to rates of returns for instruments of similar credit risk.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

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The Company does not have any assets or liabilities measured at fair value on a recurring basis.

Property and Equipment

Property and equipment are stated at cost. Equipment is depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized based upon the lesser of the term of the lease or the useful life of the asset and such expense is included in depreciation expense. Repair and maintenance costs are expensed as incurred. The Company capitalizes all furniture and equipment with cost great than $500 and benefiting more than one accounting period in the period purchased.

Research and Development Expenses

Research and development expenses are charges to expense as incurred. Research and development expenses include, but are not limited to, product development, clinical and regulatory expenses, payroll and other personnel expenses, materials, supplies, and consulting costs.

Income Taxes

The company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company has no material uncertain tax positions for any of the reporting periods presented.

ITEM 3.	PROPERTIES

The Company does not currently own any property. As of the date of this registration statement, however, the Company leases approximately 400 sq. ft. of office space in Lexington, KY, for $5,700 per year.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the shares beneficially-owned, as of the date of this registration statement, by (i) each person, group, or entity known to our Company to be the beneficial owner of more than 5% of our voting securities; (ii) each Executive Officer and Director of our Company; and (iii) all Executive Officers and Directors as a group. The number of shares beneficially owned by each stockholder is determined pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934.

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Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

In computing the percentage ownership for each individual and entity, the number of outstanding shares, in addition to the 18,794,764 shares issued and outstanding as of the date of this document, includes any and all shares subject to options or warrants held by that individual or entity that were exercisable on or within 60 days after the issuance date(s) of such options or warrants, and any shares that each individual or entity has the right to acquire beneficial ownership of within 60 days. These shares, however, are not considered outstanding for the purpose of computing the percentage ownership of any other stockholder. Each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by them unless noted otherwise, subject to community property laws where applicable.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Nexeon MedSystems Inc, 1708 Jaggie Fox Way, Lexington, KY, 40511.

	Shares Beneficially Owned Prior to Offering
Name and Address of Beneficial Owner	Number		Percent

Beneficial Stockholders ( ≥ 5%):
Rosellini Scientific, LLC	12,819,620		66.45%
Elizabeth Rosellini	1,842,000		9.55%

Directors and Executive Officers:
William Rosellini	12,819,620	(1)	66.45%
Mark Bates	1,174,831	(2)	6.09%
Ron Conquest	500,000		2.59%
Elizabeth Rosellini	1,842,000	(3)	9.55%
Christopher Miller	252,000		1.31%
All Directors and Officers as a Group (5 persons)	16,558,451		85.99%

____________

(1)	Rosellini Scientific, LLC is wholly-owned by William Rosellini. Mr. Rosellini has the power to vote and dispose of the shares held by Rosellini Scientific, LLC. The total shares beneficially owned by Rosellini Scientific, LLC, as disclosed in the table above, is less than the total that has been issued to it because it has subsequently divested itself of a number of these shares through certain transactions. Rosellini Scientific, LLC was issued nonqualified options to purchase 252,000 shares of the Company’s common stock on April 1, 2016, subject to vesting over 36 months in monthly increments of 7,000 shares. The table above includes 42,000 shares issuable upon the exercise of outstanding stock options that are currently exercisable or will become exercisable within sixty (60) days. See the sections titled “Certain Relationships and Related Transactions” and “Executive Compensation” for more information.

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(2)	In addition to the 762,831 shares of common stock beneficially owned by Dr. Mark Bates, the Company has also issued him warrants to purchase 370,000 shares of the Company’s common stock with a strike price of $2.00 per share and a term of 36 months (see the section titled “Certain Relationship and Related Transactions” for more information). In his capacity as a Director Dr. Bates was also issued non-qualified options to purchase 252,000 shares of the Company’s common stock on April 1, 2016, subject to vesting over 36 months in monthly increments of 7,000 shares. The table above includes 42,000 shares issuable upon the exercise of outstanding stock options that are currently exercisable or will become exercisable within sixty (60) days. See the sections titled “Certain Relationships and Related Transactions” and “Executive Compensation” for more information.

(3)	In addition to the 1,800,000 shares of common stock beneficially owned by Dr. Elizabeth Rosellini, the Company has also issued non-qualified options to purchase 252,000 shares of the Company’s common stock on April 1, 2016, subject to vesting over 36 months in monthly increments of 7,000 shares. The table above includes 42,000 shares issuable upon the exercise of outstanding stock options that are currently exercisable or will become exercisable within sixty (60) days. See the sections titled “Certain Relationships and Related Transactions” and “Executive Compensation” for more information.

ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers and directors as of the date of this registration statement.

Name	Age	Positions and Offices

William Rosellini	36	Chief Executive Officer, Director
Mark Bates	56	Chief Innovation Officer, Director
Ron Conquest	71	Chief Operating Officer, Director
Elizabeth Rosellini	31	Vice President Clinical Affairs
Christopher Miller	47	Interim Chief Financial Officer

Biographical Information

William Rosellini

William Rosellini has served as Chief Executive Officer and as a Director of the Company since inception on December 7, 2015. Since 2005, Mr. Rosellini has served as Chairman of Rosellini Scientific, LLC, which develops medical rehabilitation devices to support patients post-procedure. We believe that Mr. Rosellini is qualified to serve on our Board of Directors due to his role in founding the Company and in the development of its business strategy, as well as his experience developing medical devices. Mr. Rosellini received separate Masters Degrees in the fields of Regulatory Science and Regulatory Affairs, Computational Biology, Neuroscience, and Accounting. Additionally, Mr. Rosellini secured an MBA from the University of Texas at Dallas and a Juris Doctor from the Hofstra University School of Law. Mr. Rosellini currently serves as a member of the Board of Directors of Marathon Patent Group. Other than the foregoing, Mr. Rosellini does not currently, and has not for the last five years, served as a member of the Board of Directors for any other public companies. However, Mr. Rosellini, beginning in September 2014, is a Director and Chief Executive Officer of Nuviant Medical, Inc., a company which has acquired medical patents originating in Europe and which it is attempting to commercialize into two medical products. For a discussion of the conflicts of interest involved in Mr. Rosellini’s and other members of management’s other business endeavors see “Conflicts of Interest” below.

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Marathon Patent Group (NASDAQ:MARA) is a patent and patent rights acquisition and licensing company. It acquires patents and patent rights from patent holders ranging from individual inventors to Fortune 500 companies. It generates revenue with a diversified portfolio through actively managed licensing campaigns including litigation on infringed patents. William Rosellini is a director of Marathon and his holding company Rosellini Scientific is a minority shareholder of Marathon. Our company develops and commercializes medical devices that from time to time involve technology that is protected by intellectual property in the form of patents. There are no conflicts between the two companies. In the event that in the future the Company should consider acquiring a patents or license from Marathon, Mr. Rosellini will abstain from voting on the matter at the Company’s Board of Directors meeting.

Mark Bates

Dr. Mark C. Bates, MD, DSc.(hon), FACC, FSCAI, FSVM is the co-founder and Chief Innovation Officer for the Company and has been on the Board of Directors since his appointment in February 2016.  We believe he is qualified to serve on our Board of Directors because he was the founder of the acquired company (Nexeon MedSystems Inc, a Delaware corporation “NXDE”) where he was also the Board Chairman and CEO from November, 2004 through the date of merger with Nexeon.  Dr. Bates was responsible for leading NXDE through several important milestones including: manufacturing facility quality systems development and ISO certification, managing products through clinical trials, spinout and merger of the stent portfolio with CeloNova BioSciences in 2011, sale of an inventory saving system to BioSensors International in 2013, and the sale of a cell therapy regenerative medicine portfolio to Cook Medical in 2014.  Since 2011 he has been on the board of CeloNova BisoSciences, which recently sold their embolization portfolio to Boston Scientific.  Since 2001 he has been the co-director of a CAMC Vascular Center of Excellence in Charleston, WV and has more than 20 years of interventional cardiology and endovascular surgery experience during which time he has performed or supervised thousands of coronary and peripheral procedures.  In addition to the patents in our Company, Dr. Bates has been named as inventor or co-inventor on over 100 U.S. and Foreign Patents in the medical field, but not all of these patents have led to commercialization.  Over the past five years, Dr. Bates has stayed involved in teaching with a part-time faculty position as Professor of Medicine and Surgery at West Virginia University School of Medicine in Charleston, West Virginia. Dr. Bates does not currently, and has not for the last five years, served as a member of the Board of Directors for any other public companies. Dr. Bates is qualified to serve on our Board of Directors because, as a result of his past business endeavors over the last three decades.

Ron Conquest

Mr. Conquest has served as the Chief Operating Officer and a Director of the Company since inception on December 7, 2015. Since 2009, Mr. Conquest has served as Chairman and CEO of WindGen Energy, Inc., which holds royalty agreements that will pay the company royalties for the sale of small wind turbines in the United States, Canada, the United Kingdom and the Republic of Ireland. WindGen Energy is currently delinquent in its SEC filings since 2012.

Mr. Conquest’s executive experience includes Chairman of the Board and CEO-level corporate management along with domestic and international corporate finance. Mr. Conquest’s corporate operating experience includes being responsible for the day-to-day operations, From January 1979 to December 1983 for RH Energy, Inc., an Oklahoma-based oil & gas Company with 200 employees; From January 1984 to December 1988 served American Medical Support, Inc., an Oklahoma-based multi-state medical oxygen company with 50 employees; From January 1989 to February 1999 Mr. Conquest was the Managing Director of Warwick Clarendon Investors and the Conquest Group involved in Boutique Investment Banking and Acquisitions and Mergers on both a National and International basis. From March 1999 to October 2001 he was employed by FTM Media, Inc., a California-based website development company with 100 employees; and from 2005 to 2009 GEM Distribution Systems, LLC, an Arizona-based candy and tobacco distribution company with 25 employees. Mr. Conquest became a Director of Nuviant Medical Inc from its inception 2014 to present. In September of 2015 to present Mr. Conquest became the Chief Operating Officer of Rosellini Scientific, LLC.

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Mr. Conquest is qualified to serve on our Board of Directors because, as a result of his past business endeavors over the last four decades, we believe Mr. Conquest has gained significant insight into the challenges that entrepreneurs face in today’s competitive business environment and could help the Company navigate many of the challenges facing an early-stage company.

Mr. Conquest is currently a member of the Board of Directors of WindGen Energy, Inc. (WGEI.PK); besides this company, Mr. Conquest is not currently, and has not for the last five years, served as a member of the Board of Directors of any other public companies.

Elizabeth Rosellini

Elizabeth Rosellini, DDS has served as the Vice President of Clinical Affairs since Company inception on December 7, 2015. Between July 2013 and February 2014, Dr. Rosellini served as Chief Clinical Officer of Rosellini Scientific, LLC, which develops medical rehabilitation devices to support patients post-procedure.  Dr. Rosellini served on the early leadership teams of a number of portfolio projects initiated at Rosellini Scientific.  More specifically, she facilitated the spin out of Telemend Medical, Inc., a clinical engineering company that optimizes delivery of medical devices and systems in hospitals and sub-acute care facilities, where she continued to serve as Chief Clinical Officer through May 2016.  Since 2013, Dr. Rosellini has wholly-owned and operated Rosellini Family Dental, PLLC, a mobile dental care and billing company that services nursing homes and assisted living facilities.  Also while at Rosellini Scientific, she served was part of the team that facilitated the spin out and foundation of Nuviant Medical, Inc., where she stayed on and served as Vice President of Business Development from November 2014 to February 2016.  Prior to spring 2013 when she shifted her focus and joined brother Will Rosellini in pursuit of the aforementioned entrepreneurial endeavors, Dr. Rosellini practiced as an associate dentist in various private practices in both Florida and Texas.  Dr. Rosellini holds a BA in Chemistry and Mathematics from the University of Texas at Austin (attended 2004-2007) as well as a Doctorate of Dental Surgery from Texas A&M University (attended 2007-2011), where she developed specific interest in and experience with research and development as related to the head and neck region.  She has unique experience with technical device development as well as co-morbidity management as related to cross-disciplinary approach to systemic healthcare treatment.

Christopher Miller

Mr. Miller has served as Interim Chief Financial Officer (“CFO”) of the Company since December 2015. Since 2002, Mr. Miller has been providing financial and business development consulting and interim CFO services, with a focus on early-stage companies. From 2006 to 2008, Mr. Miller provided public company valuation, financial modeling and due diligence services to Doherty & Company, LLC, a Los Angeles based broker-dealer specializing in venture capital, private equity funding, mergers and acquisitions advisory and valuations for early-stage companies. From June 2009 to June 2010, Mr. Miller served as a member of the Board of Directors of WindGen Energy, Inc. (WGEI.PK). Other than the foregoing, Mr. Miller does not currently, and has not for the last five years, served as a member of the Board of Directors for any public companies.

Board Composition and Election of Directors

Our Board of Directors is currently comprised of three members. Pursuant to our Articles of Incorporation and Bylaws, Directors shall hold office until the next annual meeting of the stockholders and until his or her successor shall be elected and qualified. Directors may be removed, with or without cause and from time to time, as provided by Chapter 78 of the Nevada Revised Statues then in effect.

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Director Independence

Our Board of Directors is currently composed of three members, none of whom qualify as independent Directors in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the Directors are not, and have not been for at least three years, one of our employees and that neither the Directors, nor any of their family members, have engaged in various types of business dealings with us. In addition, our Board of Directors has not made a subjective determination that no relationships exist, which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director, though such subjective determination is required by the NASDAQ rules. Had our Board of Directors made these determinations, our Board of Directors would have reviewed and discussed information provided by the Directors and us with regards to each Director’s business and personal activities and relationships as they may relate to us and our management.

Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary given the Company’s early stage of development, and to date, our Directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Rosellini Scientific, LLC is a company wholly-owned by Mr. Rosellini which acquires interests in other companies such as Nexeon and Nuviant Medical Inc. in exchange for Rosellini Scientific assets. Rosellini Scientific is not currently acquiring any additional intellectual properties and will not acquire any such properties in the future that are not first offered to Nexeon and voted on by its Board of Directors with Mr. Rosellini abstaining. There has been no conflict of interest between Nexeon and Nuviant because Nexeon’s patents were acquired from NXDE, a company with which Mr. Rosellini had no affiliation and because the majority of Nuviant’s assets were acquired from a European company with which Mr. Rosellini had no affiliation prior to the acquisition of the assets by Nuviant.

All potential or actual conflicts of interest for all Nexeon Directors and officers have been approved by Nexeon’s Board of Directors (with abstention by the conflicted Director) pursuant to Nexeon’s Code of Business Conduct and Ethics. Such Board of Directors approval for conflict of interest transactions is consistent with Nevada corporate law statutes.

Family Relationships

Dr. Elizabeth Rosellini, the Company’s Vice President of Clinical Affairs is the sister of our CEO, Dr. William Rosellini. Other than the foregoing, there are no family relationships of any kind among our Named Executive Officers, Directors or persons nominated or chosen by us to become Officers or Named Executive Directors.

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ITEM 6.	EXECUTIVE COMPENSATION

The tables below summarize all compensation awarded to, earned by, or paid to our Executive Officers for all services rendered in all capacities to us for the fiscal period(s) indicated.

Summary Executive Compensation

						Nonequity	Nonqualified
						incentive	deferred
				Stock	Option	plan	compensation	All other
		Salary	Bonus	Awards	Awards	compensation	earnings	compensation	Total
Name and Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

William Rosellini	2015	$—	$	$—	$—	$—	$—	$—	$—
President & CEO
Mark Bates	2015	—	—	—	—	—	—	—	—
Chief Innovation Officer
Ron Conquest	2015	—	—	—	—	—	—	—	—
Chief Operating Officer
Elizabeth Rosellini	2015	—	—	—	—	—	—	—	—
Vice President of Clinical Affairs
Christopher Miller	2015	—	—	252	—	—	—	—	252
Interim Chief Financial Officer

Outstanding Equity Awards at Fiscal Year End

As of December 31, 2015, the Company had no outstanding equity awards made to our executives.

On April 1, 2016, pursuant to the 2016 Omnibus Incentive Plan the Company issued non-qualified options to purchase 252,000 shares of the Company’s common stock, with an exercise price of $1.00 and a term of three years to each Rosellini Scientific, LLC (see “Employment Agreements” below for more information), Dr. Mark Bates, and Dr. Elizabeth Rosellini for services rendered to the Company since inception. The options vest in monthly increments of 7,000, and the three-year term of such options starts upon vesting.

Summary Director Compensation

The following table provides information with respect to the total compensation granted to our Directors as of December 31, 2015.

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Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

William Rosellini	$—	$—	$—	$—	$—	$—	$—
Mark Bates	—	—	—	—	—	—	—
Ron Conquest	—	—	—	—	—	—	—

On January 1, 2016, the Company entered into an Employment Agreement with Ron Conquest.

On May 1, 2016, the Company entered into a Director Services Agreement with Dr. Mark Bates.

Equity Incentive Plan

The Company may, from time to time, issue certain equity awards pursuant to our 2016 Omnibus Incentive Plan (the “Plan”). The Plan was adopted by our Board of Directors in January 2016 and was subsequently approved by our shareholders. As of June 30, 2016, non-qualified options to purchase a total of 1,008,000 shares of the Company’s common stock were issued under this Plan, all with an exercise price of $1.00 per share. All of these shares were issued on April 1, 2016 and vest in monthly increments of 28,000 for three years. Each option has a three-year term starting on each date of vesting.

The Plan will be administered by a Committee of two or more non-employee Directors designated by the Board once outside Directors have been elected to the Board. In the interim the Board shall perform the requisite duties of the Committee with respect to awards made. The Committee currently determines to whom awards are made, the timing of any such awards, the type of securities, and number of shares covered by each award, as well as the terms, conditions, performance criteria, restrictions and other provisions of awards. The Committee has the authority to cancel or suspend awards, accelerate the vesting or extending the exercise period of any awards made pursuant to the Plan.

Shares Available under the 2016 Omnibus Incentive Plan

The maximum shares available for issuance under the Plan are 3,000,000, subject to adjustment as set forth in the Plan. Any shares subject to an award that expires, is cancelled or forfeited or is settled for cash shall, to the extent of such cancelation, forfeiture, expiration or cash settlement, again become available for awards under the Plan. The Committee can issue awards comprised of restricted stock, stock options, stock appreciation rights, stock units and other awards, as set forth in the Plan.

Transferability

Except as otherwise provided in the Plan, (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an option or stock appreciation right, or receive payment with respect to any other award and (ii) no award may be sold, assigned, transferred, exchanged or encumbered, voluntarily or involuntarily, other than by will or the laws of descent and distribution.

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Change in Control

In the event of a merger, the surviving or successor entity (or its parent) may continue, assume or replace outstanding awards as of the date of the relevant transaction and such awards or replacements therefore shall remain outstanding and be governed by their respective terms. Such awards or replacements can be executed in part on the condition that the contractual obligations represented by the award are expressly assumed by the surviving or successor entity (or its parent) with appropriate adjustments to the number and type of securities subject to the award and the exercise price thereof so as to preserve the intrinsic value of the award existing at the time of the relevant transaction. Alternatively, the surviving or successor entity (or its parent) could issue to a Participant a comparable equity-based award that preserves the intrinsic value of the original award existing at the time of the relevant transaction and contains terms and conditions that are substantially similar to those of the award.

If and to the extent that outstanding awards under the Plan are not continued, assumed or replaced in connection with a merger or relevant corporate transaction, then all outstanding awards shall become fully vested and exercisable for such period of time prior to the effective date of the relevant transaction as is deemed fair and equitable by the Committee and shall terminate at the effective date of said transaction.

Amendment & Termination

The Plan shall remain in effect until all shares subject to it are distributed, all awards have expired or terminated, or the 10th anniversary of the Plan’s effective date; however, our Board of Directors may terminate, suspend or amend the Plan at any time. The Company shall submit any amendment to the Plan to its stockholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Company’s shares may then be listed. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted award without the Participant’s consent, unless such action is necessary to comply with applicable law or stock exchange rules.

Employment Agreements

On May 1, 2016, the Company executed a Director Services Agreement with Dr. Mark Bates MD. Pursuant to this agreement, Dr. Bates is entitled to receive an annual Director’s Fee in the form of 250,000 Nonqualified Stock Options, which vest quarterly over a three (3) year period. The term of the Options are four (4) years from each vesting period with a strike price of $1.00 per share. Beginning May 1, 2016 Dr. Bates also receives a fee of $3,500.00 per month for consulting services.

On January 1, 2016, the Company executed an Employment Agreement with Ron Conquest in the capacity of Chief Operating Officer and Director. Pursuant to this agreement Mr. Conquest will receive an annual salary in the amount of $100,000. Starting October 1, 2016, Mr. Conquest will receive an annual salary of $140,000. Starting October 1, 2017, Mr. Conquest will receive an annual salary of $175,000. The Term of this Employment Agreement is four years. In the event Mr. Conquest is terminated without “cause” (as defined in his Employment Agreement), the Company will be required to pay his then existing salary and benefits for a period equal to fifty percent (50%) of the remaining Term of his Employment Agreement. In the event the Company terminates Mr. Conquest’s employment as a result of a change in control, the Company will be responsible to pay his then existing salary and benefits for the remaining Term of the agreement. The Company also reimburses Mr. Conquest and his spouse for his health insurance and all out of pocket expenses.

The Company currently does not have formal employment agreements with its Chief Executive Officer, William Rosellini, its Chief Innovation Officer, Dr. Mark Bates MD (in his executive capacity); Christopher Miller, Interim Chief Financial Officer, or its Vice President of Clinical Affairs, Dr. Elizabeth Rosellini DDS.

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Pursuant to the Contribution Agreement between the Company and Rosellini Scientific, LLC, any compensation paid by the Company for William Rosellini’s services will be made directly to his wholly-owned company, Rosellini Scientific, LLC. The Company has issued 252,000 Nonqualified Stock Options to Rosellini Scientific LLC providing his services in his capacity as CEO and Director, 252,000 Nonqualified Stock Options to Dr. Elizabeth Rosellini DDS in her capacity as Vice President of Clinical Affairs, and 252,000 Nonqualified Stock Options to Dr. Mark Bates in his capacity as Chief Innovation Officer and Director.

Except as expressly indicated otherwise herein, the Company currently does not provide a salary or other compensation to certain of the foregoing individuals; however, the Board of Directors may decide, at its discretion, to enter into one or more employment agreements with these individuals contemplating the payment of salaries and other compensation at some point in the immediate future.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 16, 2016, the Company merged with Nexeon MedSystems, Inc. (“NXDE”) – a Delaware corporation. The Company, a Nevada corporation, was the surviving entity. The Company converted 100% of NXDE’s issued and outstanding common and preferred stock into 1,659,946 shares of the Company’s common stock. In addition to the conversion of NXDE shares into common shares of the Company, the Company shall pay a limited liability company formed by the former shareholders of NXDE for the purpose of receiving a royalty equal to Three Percent (3%) (the “NXDE royalty”) of Net Product Sales received by the Company, its affiliates and licensees derived from the commercialization of patents or other intellectual property owned by NXDE prior to the merger. Our Chief Innovation Officer and Director, Dr. Mark Bates, was the Chief Executive Officer of NXDE and received 392,831 shares of the Company’s common stock in the foregoing transaction.

As part of the Merger Agreement with NXDE, Dr. Mark Bates, M.D, the Company’s Chief Innovation Officer, and Director, converted $370,000 of debt owed to him by NXDE into 370,000 shares of our common stock and warrants to purchase 370,000 additional shares of common stock at a strike price of $2.00 per share and with a term of 36 months. In addition, Dr. Bates contributed $202,825 of accrued interest on his debt, which will be reflected as additional paid in capital to the Company during the first quarter of 2016. Dr. Bates, beginning May 1, 2016, will receive a monthly consulting fee of $3,500.00.

As part of the Merger Agreement with NXDE, Mr. Ralph Ballard, who was a co-founder and Director of NXDE converted $451,482 of debt owed to him by the Company and received 451,482 shares of our common stock and warrants to purchase 451,482 shares at a strike price of $2.00 per share and with a term of 36 months. In addition, three trusts representing three of Mr. Ballard’s children converted $427,075 of debt and received 427,075 shares of our common stock and warrants to purchase 427,075 shares of common stock at a strike price of $2.00 per share with a term of 36 months. The shares and warrants were issued to the three trusts. Mr. Ballard disclaims any beneficial ownership in the Units issued to the three trusts.

Subsequent to the Merger, three additional NXDE Shareholders converted a total of $34,261 in debt for 34,261 shares of our common stock and warrants to purchase 34,261 shares of our common stock at a strike price of $2.00 per share with a term of 36 months.

Subsequent to the Merger, Rosellini Scientific LLC exchanged a $175,000 promissory note with a term of five years bearing an annual interest rate of 8%, payable to Rosellini Scientific by Telemend Medical, Inc., a Delaware corporation, to the Company, in return for 175,000 shares of the Company’s common stock and warrants to purchase 175,000 shares of common stock with a strike price of $2.00 per share with a term of 36 months.

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On December 15, 2015, the Company issued 500,000 shares of its common stock to its Chief Operating Officer, Ron Conquest, for the sum of $500 at the par value of $0.001. 212,000 shares of the 500,000 shares became vested upon issue and the remaining 288,000 shares shall vest over a 36 month period at the rate of 8,000 shares per month.

On January 2, 2016, the Company issued 252,000 shares of common stock to Christopher Miller, with a par value of $0.001, for certain accounting and budget-related services rendered as well as serving as Interim CFO until such time as a permanent CFO is hired. The shares vest over a 36 month period at the rate of 7,000 shares per month.

On January 2, 2016, the Company issued 1,800,000 shares of its common stock to its Vice President of Clinical Affairs, Dr. Elizabeth Rosellini DDS (the sister of our CEO), in return for 214 shares of common stock of Telemend Medical, Inc., a Delaware corporation, and 60,000 shares of common stock of Nuviant Medical, Inc., a Nevada corporation.

On January 2, 2016, the Company entered into a Contribution Agreement with Rosellini Scientific, LLC – a company controlled by our CEO, William Rosellini – and its wholly-owned subsidiary Belltower Associates, LLC (collectively, Rosellini Scientific, LLC and Belltower Associates, LLC are hereinafter referred to as “RS”). Under this agreement, the Company issued 13,200,000 shares of its common stock in return for, among other consideration:

i.	RS’s agreement to an assignment (subject to regulatory transfer approval) to the Company of Phase II, should it be granted of the Federal NIH/SBIR awarded Grant #1R44HL129870-01; and

ii.	1,675,000 shares of common stock of Nuviant Medical, Inc. (“Nuviant”), which, in addition to the shares acquired from Dr. Elizabeth Rosellini, represents an approximately 9.54% ownership interests in Nuviant; and

iii.	167 shares of common stock of Microtransponder, Inc., a Delaware corporation, representing an approximately 1.6% ownership interests in the entity; and

iv.	175 shares of common stock of Telemend Medical, Inc., a Delaware corporation.

Between March and April of 2016, the Company issued 100,000 shares of its common stock and warrants to purchase 100,000 shares of its common stock with a strike price of $2.00 per share and a term of 36 months, realizing aggregate proceeds of $100,000.

On April 1, 2016, pursuant to the 2016 Omnibus Incentive Plan, the Company issued non-qualified options to purchase 252,000 shares of common stock, with an exercise price of $1.00 with a term of three years to each of the following: Rosellini Scientific, LLC; Dr. Mark Bates MD; Dr. Elizabeth Rosellini DDS; and Sheneka Rains (a consultant) for services rendered to the Company since inception as well as ongoing services to be provided from time to time. The options vest in monthly increments of 7,000, with a three-year term for each option beginning upon each date of vesting.

On June 1, 2016, pursuant to the 2016 Omnibus Incentive Plan, the Company issued Dr. Melanie McWade PhD Incentive Stock Options to purchase 252,000 shares of its common stock with an exercise price of $1.00. The options vest in monthly increments of 7,000 with a three-year term for each option beginning upon each date of vesting.

The Company has a note payable with a two stockholders in the amount of $10,000 each, which bear interest at the rate of 12% per annum and mature March 31, 2018.

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In accounting for the contribution of assets regarding the transactions with Elizabeth Rosellini and Rosellini Scientific, the Company recorded the assets received at fair value in accordance with ASC 845, Non-monetary transactions. Prior to the contribution Elizabeth Rosellini and Rosellini Scientific were not related parties of the Company, but became related parties through the issuance of the 15,000,000 shares and a controlling interest in the company. The One-to-One Fair Value principle was applied in determining the amount at which the assets were acquired from the related parties as agreed upon by the Company and the related party. The acquired Nuviant Medical Inc. common stock was acquired based on the most recent 409A valuation of $0.10 per share for these privately held shares. The acquired Microtransponder, Inc. common stock was acquired based on the most recent 409A valuation of $416 per share for these privately held shares. The acquired Emeritus, Inc. common stock was acquired based on the most recent third-party transaction for $204.08 per share. Assets acquired by the related persons within the last two years include the Nuviant Medical Inc. common stock. The cost of the 1,675,000 common shares of Nuviant Medical Inc. to the related party and acquired from Rosellini Scientific, LLC was $1,675 or approximately $.001 per share. The cost of the 60,000 common shares of Nuviant Medical Inc. to the related party and acquired from Elizabeth Rosellini was $6,000 or approximately $0.010 per share. The person making the above determination of values was Chris Miller the Interim Chief Financial Officer of the Company.

Unless otherwise stated, the issuances of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act or Regulation D promulgated there under, or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or contracts relating to compensation as provided under Rule 701.

The recipients of the securities in the foregoing transactions represented their intentions to acquire the securities for investment only and not with a view to the resale or distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had access, through their relationships with the Company, to information about Nexeon MedSystems Inc.

ITEM 8.	LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any Director, Officer, or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder, is a party adverse to the Company or has a material interest adverse to the Company.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market in the Company’s common stock. Our securities are not listed for trading on any national securities exchange nor are bid or ask quotations reported by any over-the-counter quotation service.

Equity Compensation Plans

The Company and shareholders have approved the 2016 Omnibus Incentive Plan. Pursuant to the plan the Company has, on a case-by-case basis, elected to partially compensate certain Employees, Officers, Directors and Consultants with the issuance of shares of the company’s common stock, or options to purchase the same. See the Sections titled “Executive Compensation”; “Certain Relationships and Related Parties Transactions”; “Description of Registrant’s Securities to be Registered”; and “Recent Sale of Unregistered Securities” for more information.

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Holders

As of the date of this registration statement there were 20,242,265 shares of common stock outstanding, which were held by approximately 110 shareholders of record. As of the date of this registration statement, we have no present commitments to issue shares of our capital stock to any 5% holder, Director, or nominee.

Dividends

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

Rule 144

As of the date of this registration statement, we have issued 20,242,265 shares of our common stock. These shares are currently restricted from trading under Rule 144. In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell such shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144.

If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144.

In general, under Rule 144 as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period beginning 90 days after the date of this registration statement, a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which will equal approximately shares immediately after this Offering; or

•	The average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

Rule 701 of the Securities Act allows for the resale of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the requirements relating to holding periods, volume and public information. Any of the Company’s employees, consultants or advisors, other than our affiliates, who purchased shares from us under a written compensatory plan or contract, may be entitled to rely on the resale provisions of Rule 701. However, all holders of Rule 701 shares are required to wait until 90 days after the effective date of this registration statement before selling shares in reliance upon Rule 701.

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ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is an enumeration of all securities issued by the Company since December 7, 2015, (inception) that have not been registered under the Securities Act.

On February 16, 2016, the Company merged with Nexeon MedSystems, Inc. (“NXDE”) – a Delaware corporation. The Company, a Nevada corporation, was the surviving entity. The Company converted 100% of NXDE’s issued and outstanding common and preferred stock into 1,659,946 shares of the Company’s common stock.

This merger was unanimously approved at a meeting of NXDE’s common and preferred shareholders, all of whom are “Accredited Investors” as defined by Rule 501 of SEC Regulation D. Based on these facts, we believe the issuance of Company common stock to the NXDE common and preferred shareholders qualifies as a Section 4(2) exemption from registration.

As part of the Merger Agreement with NXDE, Dr. Mark Bates, M.D, the Company’s Chief Innovation Officer, and Director, converted $370,000 of debt owed to him by NXDE into 370,000 shares of our common stock and warrants to purchase 370,000 additional shares of common stock at a strike price of $2.00 per share and with a term of 36 months. In addition, Dr. Bates contributed $202,825 of accrued interest on his debt, which will be reflected as additional paid in capital to the Company during the first quarter of 2016.  Dr. Bates, beginning May 1, 2016, will receive a monthly consulting fee of $3,500.00.

As part of the Merger Agreement with NXDE, Mr. Ralph Ballard, who was a co-founder and Director of NXDE converted $451,482 of debt owed to him by the Company and received 451,482 shares of our common stock and warrants to purchase 451,482 shares at a strike price of $2.00 per share and with a term of 36 months. In addition, three trusts representing three of Mr. Ballard’s children converted $427,075 of debt and received 427,075 shares of our common stock and warrants to purchase 427,075 shares of common stock at a strike price of $2.00 per share with a term of 36 months. The shares and warrants were issued to the three trusts. Mr. Ballard disclaims any beneficial ownership in the Units issued to the three trusts.

Subsequent to the Merger, three additional NXDE Shareholders converted a total of $34,261 in debt for 34,261 shares of our common stock and warrants to purchase 34,261 shares of our common stock at a strike price of $2.00 per share with a term of 36 months.

Subsequent to the Merger, Rosellini Scientific LLC exchanged a $175,000 promissory note with a term of five years bearing an annual interest rate of 8%, payable to Rosellini Scientific by Telemend Medical, Inc., a Delaware corporation, to the Company, in return for 175,000 shares of the Company’s common stock and warrants to purchase 175,000 shares of common stock with a strike price of $2.00 per share with a term of 36 months.

On December 15, 2015, the Company issued 500,000 shares of its common stock to its Chief Operating Officer, Ron Conquest, for the sum of $500 at the par value of $0.001. 212,000 shares of the 500,000 shares became vested upon issue and the remaining 288,000 shares shall vest over a 36 month period at the rate of 8,000 shares per month.

On January 1, 2016, the Company issued 252,000 shares of common stock to Christopher Miller, with a par value of $0.001, for certain accounting and budget-related services rendered as well as serving as Interim CFO until such time as a permanent CFO is hired. The shares vest over a 36 month period at the rate of 7,000 shares per month.

On January 2, 2016, the Company issued 1,800,000 shares of its common stock to its Vice President of Clinical Affairs, Dr. Elizabeth Rosellini DDS (the sister of our CEO), in return for 214 shares of common stock of Telemend Medical, Inc., a Delaware corporation, and 60,000 shares of common stock of Nuviant Medical, Inc., a Nevada corporation.

34

On January 2, 2016, the Company entered into a Contribution Agreement with Rosellini Scientific, LLC – a company controlled by our CEO, William Rosellini – and its wholly-owned subsidiary Belltower Associates, LLC (collectively, Rosellini Scientific, LLC and Belltower Associates, LLC are hereinafter referred to as “RS”). Under this agreement, the Company issued 13,200,000 shares of its common stock in return for, among other consideration:

i.	RS’s agreement to an assignment (subject to regulatory transfer approval) to the Company of Phase II, should it be granted of the Federal NIH/SBIR awarded Grant #1R44HL129870-01; and

ii.	1,675,000 shares of common stock of Nuviant Medical, Inc. (“Nuviant”), which, in addition to the shares acquired from Dr. Elizabeth Rosellini, represents an approximately 9.54% ownership interests in Nuviant; and

iii.	167 shares of common stock of Microtransponder, Inc., a Delaware corporation, representing an approximately 1.6% ownership interests in the entity; and

iv.	175 shares of common stock of Telemend Medical, Inc., a Delaware corporation.

Between March and April of 2016, the Company issued 100,000 shares of its common stock and warrants to purchase 100,000 shares of its common stock with a strike price of $2.00 per share and a term of 36 months, realizing aggregate proceeds of $100,000.

On April 1, 2016, pursuant to the 2016 Omnibus Incentive Plan, the Company issued non-qualified options to purchase 252,000 shares of common stock, with an exercise price of $1.00 with a term of three years to each of the following: Rosellini Scientific, LLC (see “Employment Agreements” below for more information); Dr. Mark Bates MD; Dr. Elizabeth Rosellini DDS; and Sheneka Rains (a consultant) for services rendered to the Company since inception as well as ongoing services to be provided from time to time. The options vest in monthly increments of 7,000, with a three-year term for each option beginning upon each date of vesting.

Sheneka Rains primary function is to plan, lead, and manage medical device programs, utilizing multi-disciplined product development teams. Projects span portions of the entire development life-cycle, from concept/feasibility, to detailed design, and on to manufacturing transition and launch, as well as post launch support. Her responsibility is to lead the overall program planning, staffing, project execution, cost control, risk management, primary client relationship duties and working under the oversight of the group’s Advisory Board for that particular project.

On June 1, 2016, pursuant to the 2016 Omnibus Incentive Plan, the Company issued Dr. Melanie McWade PhD Incentive Stock Options to purchase 252,000 shares of its common stock with an exercise price of $1.00. The options vest in monthly increments of 7,000 with a three-year term for each option beginning upon each date of vesting.

Unless otherwise stated, the issuance of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act or Regulation D promulgated there under, or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or contracts relating to compensation as provided under Rule 701.

The recipients of the securities in the foregoing transactions represented their intentions to acquire the securities for investment only and not with a view to the resale or distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had access, through their relationships with the Company, to information about Nexeon MedSystems Inc.

35

ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 75,000,000 shares of common stock with a par value of $0.001. As of the Effective Date of this registration statement, there are 18,794,764 shares of our common stock and zero shares of preferred stock authorized.

We are registering on this registration statement only our common stock, the terms of which are described below. However, we also describe the terms of additional securities which the Company has outstanding as of the date of this registration statement.

Common Stock

The following description of certain matters relating to our securities does not purport to be complete and is subject in all respects to the applicable laws of the State of Nevada and the laws of the jurisdictions of the individual states and the Securities and Exchange Commission, as the case may be. Each share of our Common Stock is entitled to one vote at all meetings of our stockholders. Our stockholders are not permitted to cumulate votes in the election of Directors. All shares of our Common Stock are equal to each other with respect to liquidation rights and dividend rights.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to receive, on a pro rata basis, all of our assets remaining after satisfaction of all liabilities and preferences of outstanding preferred stock, if any.

Except as otherwise required by Nevada law, holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose, and in such event, the holders of the remaining shares will not be able to elect any of our Directors.

Preferred Stock

As of the date of this registration statement, the Company has zero shares of preferred stock authorized.

Share Purchase Warrants, Options, & Other Convertible Securities

As of the date of this registration statement, the Company had warrants outstanding to purchase an aggregate of 1,570,319 shares of our common stock. All of these warrants have a strike price of $2.00 per share and a term of 36 months.

On April 1, 2016 the Company issued, pursuant to its 2016 Omnibus Incentive Plan, Nonqualified Stock Options to purchase an aggregate of 1,008,000 shares of our Common Stock at an exercise price of $1.00 per share. Aggregately, these options shall vest in monthly increments of 28,000 for three years following the issuance date. These options have a three-year term, which begins with each date of vesting. In addition on June 1, 2016 the Company issued to an employee, pursuant to its 2016 Omnibus Incentive Plan, 252,000 Incentive Stock Options to purchase shares of our Common Stock at an exercise price of $1.00 per share. These options shall vest in monthly increments of 7,000 for three years following the issuance date. These options have a three-year term, which begins with each date of vesting.

36

Dividend Policy

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors considers relevant.

Market for Our Shares of Common Stock

As of the date of this registration statement, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing.

We plan to contact a market maker immediately following the completion of the Offering and apply to have the shares quoted on the OTC Markets (“OTCQB”). The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC. Market makers are not permitted to begin quotation of a security of an issuer that does not meet this requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30- or 60-day grace period if they do not make their required filing during that time.

We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and any market maker regarding participation in a future trading market for our securities.

Anti-Takeover Provisions

In the future, we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest”, which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of Directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring entity, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring entity once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring entity, then those shares do not become permanent non-voting shares. The acquiring entity is free to sell its shares to others.

If the buyers of those shares themselves do not acquire a controlling interest, then the control share law does not govern their shares. If control shares are accorded full voting rights and the acquiring entity has acquired control shares with a majority or more of the voting power, then any stockholder of record, other than an acquiring entity, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares. Nevada’s control share law may have the effect of discouraging takeovers of the Company.

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In addition to the control share law, Nevada has a business combination law that prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s Board of Directors approves the combination in advance.

For purposes of Nevada law, an “interested stockholder” is any person who is: (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to discourage parties potentially interested in taking control of our Company from doing so if it cannot obtain the approval of our Board of Directors.

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Officers and Directors are indemnified as provided by the Nevada Revised Statutes (“NRS”) and our bylaws. Under the NRS, unless modified by a corporation's Articles of Incorporation, a Director is not liable to a corporation, its stockholders, or creditors for damages unless the Director's action or failure constituted a breach of fiduciary duty and such breach involved intentional misconduct, fraud, or a knowing violation of law. Our bylaws provide that we will indemnify our Directors and Officers to the fullest extent permissible under Nevada law if such person acted in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action, had no reasonable cause to believe such conduct was unlawful. The Company has entered into Indemnification Agreements with each of its Directors a copy of which is attached hereto as Exhibit 10.07

The Company may purchase and maintain Directors and Officers Liability Insurance or make other financial arrangements on behalf of any individual entitled to indemnity. Our bylaws also provide that we will advance all expenses incurred to any person entitled to indemnity upon receipt of an undertaking by, or on behalf of, such person to repay said amounts should it be ultimately determined that the person was not entitled to indemnification.

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The Company’s financial statements for the period from December 7, 2015, (inception) through December 31, 2015, and for NXDE for the years ending December 31, 2014, and December 31, 2015, have been audited by Paritz & Company P.A., an independently-registered, public accounting firm. The financial statements have been prepared in accordance with generally accepted accounting principles and are included at the end of this registration statement. In addition included herein is an unaudited pro forma consolidated financial statement dated December 31, 2015, which assumes the merger of NXNV and NXDE occurred on that date. An unaudited interim financial statement as of and for the three and six months ended June 30, 2016 is also included herewith.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The Company has not had any disagreements with our auditors on any matters of accounting principles, practices, or financial statement disclosure.

38

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements:

Description

Nexeon MedSystems Inc, a Nevada corporation:
Audited Financial Statements for the period beginning at inception of December 7, 2015 ending December 31, 2015
Nexeon MedSystems, Inc, a Delaware corporation:
Audited Financial Statements for the periods ending December 31, 2014, and December 31, 2015 for Nexeon MedSystems Inc, a Delaware corporation.
Nexeon MedSystems Inc, a Nevada corporation:
Pro Forma Consolidated Financial Statements reflecting Nexeon MedSystems, Inc., a Delaware corporation and Nexeon MedSystems Inc, a Nevada corporation, at December 31, 2015 as if the merger of the two entities occurred on that date.

Nexeon MedSystems Inc, a Nevada corporation:
Financial Statements as of June 30, 2016, (unaudited) and December 31, 2015

Exhibits

The following Exhibits are filed as part of this registration statement.

Exhibit Number	Description

3.01 **	Articles of Incorporation as filed with the Nevada Secretary of State
3.02 **	Certificate of Amendment to the Articles of Incorporation filed with the Nevada Secretary of State
3.03 **	Articles of Merger filed with the Nevada Secretary of State
3.04 **	Certificate of Merger filed with the Delaware Secretary of State
3.05 **	By-laws
4.01 *	2016 Omnibus Incentive Plan
4.02 **	2016 Omnibus Incentive Plan - Form of Stock Option Award Agreement
10.01 *	Agreement and Plan of Merger dated February 8, 2016 between Nexeon MedSystems, Inc., a Delaware corporation, and Nexeon MedSystems Inc, a Nevada corporation
10.02 **	Contribution Agreement between the Company and Rosellini Scientific, LLC dated January 2, 2016
10.03 **	Contribution Agreement between the Company and Elizabeth Rosellini dated January 2, 2016
10.04 **	Executive Services Agreement between the Company and Ronald Conquest dated January 1, 2016
10.05 **	Director Services Agreement between the Company and Dr. Mark Bates MD dated May 1, 2016
10.06 **	Form of Director Indemnification Agreement
14.01 **	Code of Business Conduct and Ethics

_____________

*   Filed herewith.

** Previously filed with Form 10 filed on July 6, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Nexeon MedSystems Inc

Date: August 16, 2016	By:	/s/ Ron Conquest
Ron Conquest Chief Operating Officer, Director

40

Nexeon MedSystems Inc

(A Nevada Corporation)

Financial Statements

For the Year Ended December 31, 2015

December 31, 2015

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders’

Nexeon MedSystems, Inc.

We have audited the accompanying balance sheets of Nexeon MedSystems, Inc. as of December 31, 2015 and the related statements of operations, changes in stockholders’ deficit and cash flows for the period from December 7, 2015 (Inception) to December 31, 2015. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nexeon MedSystems, Inc. as of December 31, 2015, and the results of its operations and cash flows for the period from December 7, 2015 (Inception) to December 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  As discussed in Note 2 the Company has has not commenced operations and has an accumulated a deficit of $915 as of December 31, 2015. The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern.  Management plans are also discussed in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/Paritz & Company, P.A.

Hackensack, New Jersey

June 30, 2016

F-2

Nexeon MedSystems Inc

Balance Sheet

December 31, 2015

Assets

Current Assets
Cash and cash equivalents	$—

Total Assets	$—

Liabilities and Stockholders’ Deficit

Current Liabilities
Due to related party	$415

Total Liabilities	$415

Commitments and Contingencies	—

Stockholders' Deficit
Preferred Stock - 25,000,000 shares authorized $.001 par value; no shares issued and outstanding
Common Stock - 75,000,000 shares authorized $.001 par value; 500,000 issued and outstanding	500
Additional paid-in capital	—
Accumulated deficit	(915)

Total Stockholders' Deficit	(415)

Total Liabilities and Stockholders' Deficit	$—

The Accompanying Notes are an Integral Part of the Financial Statements

F-3

Nexeon MedSystems Inc

Statement of Operations

From Inception December 7, 2015 through December 31, 2015

Revenues	$—

General and administrative expenses	915

Net loss before provision for taxes	$(915)
Provision for taxes	—

Net loss	$(915)

Income per share
Basic and diluted loss per share	$(0.00)

Weighted average common shares outstanding - basic and diluted	500,000

The Accompanying Notes are an Integral Part of the Financial Statements

F-4

Nexeon MedSystems Inc

Statement of Changes to Stockholders’ Deficit

Inception, December 7, 2015 through December 31, 2015

			Additional		Total
	Common Stock		Paid In	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	(Deficit)

Inception, December 7, 2015	—	$—	$—	$—	$—

Issuance of common stock to founder	500,000	500	—	—	500

Net loss for the period from inception through December 31, 2015	—	—	—	(915)	(915)

Balance, December 31, 2015	500,000	$500	$—	$(915)	$(415)

The Accompanying Notes are an Integral Part of the Financial Statements

F-5

Nexeon MedSystems Inc

Statement of Cash Flows

Inception, December 7, 2015 through December 31, 2015

Cash flows from operating activities:
Net Loss	$(915)

Net cash used by operating activities	(915)

Cash flows from financing activities:
Proceeds from issuance of common stock	500
Proceeds from related party loan	415

Net cash provided by financing activities	915

Net increase (decrease) in cash and cash equivalents	—
Cash and cash equivalents at beginning of period	—

Cash and cash equivalents at end of period	$—

Non-cash investing and financing activities:
Issuance of common stock for reduction in accrued liability	—

Supplemental Disclosure of Cash Flow Information:
Cash paid during period for interest	$—
Cash paid during period for taxes	$—

The Accompanying Notes are an Integral Part of the Financial Statements

F-6

Nexeon MedSystems Inc

Notes to Financial Statements

Note 1 Nature of Organization

Operations

Nexeon MedSystems Inc (the “Company”) was incorporated in the State of Nevada on December 7, 2015. The Company’s primary purpose is to acquire an existing medical device development company.

Note 2 Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company has not commenced operations and has an accumulated a deficit of $915 as of December 31, 2015. The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These factors among others raise substantial doubt about the Company’s ability to continue as a going concern.

Management expects to seek potential business opportunities for merger or acquisition of existing companies. Currently the Company has yet to locate any merger of acquisition candidates. Management is not currently limiting their search for merger or acquisition candidates to any industry or locations. Management, while not especially experienced in matters relating to public company management, will rely upon their own efforts and, to a much lesser extent, the efforts of the Company’s shareholders, in accomplishing the business purposes of the Company.

Note 3 Summary of Significant Accounting Policies

Development Stage Company

The company is considered to be in the development stage as defined in ASC 915 “Development Stage Entities.” The company is devoting substantially all of its efforts to the development of its business plans. The company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; and does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

F-7

Nexeon MedSystems Inc

Notes to Financial Statements

Note 3 Summary of Significant Accounting Policies (Continued)

Per Share Data

Net loss per share (EPS) of Common Stock is computed based upon the weighted-average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue Common Stock were exercised or converted into Common Stock. Basic and diluted EPS were the same for the period from inception through December 31, 2015, as the Company had no potentially dilutive securities.

Income Taxes

The company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company has no material uncertain tax positions for any of the reporting periods presented.

All tax positions are first analyzed to determine if the weight of available evidence indicates that it is more likely than not that the position will be sustained under audit, including resolution of any related appeals or litigation processes. After the initial analysis, the tax benefit is measured as the largest amount that is more than 50% likely of being realized upon ultimate settlement.

If the Company is required to pay interest on the underpayment of income taxes, the Company recognizes interest expense in the first period the interest becomes due according to the provisions of the relevant tax law.

If the Company is subject to payment of penalties, the Company recognizes an expense for the amount of the statutory penalty in the period when the position is taken on the income tax return. If the penalty was not recognized in the period when the position was initially taken, the expense is recognized in the period when the Company changes its judgment about meeting minimum statutory thresholds related to the initial position taken.

F-8

Nexeon MedSystems Inc

Notes to Financial Statements

Note 3 Summary of Significant Accounting Policies (Continued)

Start-up Costs

In accordance with ASC 720, “Start-up Costs”, the company expenses all costs incurred in connection with the start-up and organization of the company.

Fair Value Measurements

The company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The company has no assets or liabilities valued at fair value on a recurring basis

Recently Issued Accounting Pronouncements

On June 10, 2014, FASB issued ASU No. 2014-10, Development Stage Entities. The update removes the definition of a development stage entity from FASB ASC 915 and eliminates the requirement for development stage entities to present inception-to-date information on the statements of operations, cash flows and members’ equity. The Company early adopted this standard for the period covered herein.

In August 2014, the FASB issued ASU No. 2014-15, Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern. The amendments require management to perform interim and annual assessments of an entity’s ability to continue as a going concern and provides guidance on determining when and how to disclose going concern uncertainties in the financial statements. The standard applies to all entities and is effective for annual and interim reporting periods ending after December 15, 2016, with early adoption permitted. The Company is currently evaluating the impact that this new guidance will have on its financial statements.

Other than as noted above the Company has not implemented any pronouncements that had material impact on the financial statements and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

F-9

Nexeon MedSystems Inc

Notes to Financial Statements

Note 4 Income Taxes

The reconciliation of income tax benefit at the U.S. statutory rate of 34% for the period from inception to December 31, 2015 to the company’s effective tax rate is as follows:

Tax benefit at U.S. statutory rate	$(365)
Change in valuation allowance	365
$—

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets at December 31, 2015 are as follows:

Deferred tax assets:
Net operating loss	$365
Valuation allowance	(365)
$—

Change in valuation allowance:

Balance, December 7, 2015	$—
Increase in valuation allowance	(365)
Balance, December 31, 2015	$(365)

The Company has approximately $915 of net operating losses (“NOL”) carryovers to offset taxable income, if any, in future years which expire in fiscal 2035. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs period because it is more likely than not that all of the deferred tax asset will not be realized.

Note 5 Equity

Common and Preferred Stock

The Company’s Articles of Incorporation authorize 75,000,000 shares of Common Stock $0.001 par value and 25,000,000 shares of Preferred Stock $0.001 par value. The Articles of Incorporation were amended on February 22, 2016 to cancel the authorization of Preferred Stock.

On December 7, 2015 the Company issued 500,000 shares to the Company’s founder at par.

F-10

Nexeon MedSystems Inc

Notes to Financial Statements

Note 6 Related Party Transactions

During the period from inception to December 31, 2015, the Company's chief operating officer loan $415 to the Company. The loan is non-interest bearing with no set terms of repayment.

On January 1, 2016, the Company executed a four year Employment Agreement with Ron Conquest in the capacity of Chief Operating Officer and Director. Pursuant to this agreement Mr. Conquest will receive an annual salary in the amount of $100,000. Starting October 1, 2016, Mr. Conquest will receive an annual salary of $140,000. Starting October 1, 2017, Mr. Conquest will receive an annual salary of $175,000. In the event Mr. Conquest is terminated without "cause" (as defined in his Employment Agreement), the Company will be required to pay his then existing salary and benefits for a period equal to fifty percent (50%) of the remaining Term of his Employment Agreement. In the event the Company terminates Mr. Conquest's employment as a result of a change in control, the Company will be responsible to pay his then existing salary and benefits for the remaining Term of the agreement.

Note 7 Subsequent Events

During January 2016, the Company entered into agreements with two parties for the issuance of an aggregate of 15,000,000 shares of common stock valued at $322,360 in exchange for 1,735,000 shares of common stock in Nuviant Medical Inc., a Nevada corporation, 389 shares of common stock in Telemend Medical, Inc., a Delaware corporation, 167 shares of common stock in MicroTransponder Inc., a Delaware corporation, the assignment of one Federal NIH Grant in the amount of $218,377 and one State of Kentucky Matching Funds Grant in the amount of $150,000 along with the option to purchase, for no additional consideration, all of the common stock or membership interests owned or controlled by Rosellini Scientific, LLC, to be exercised no later than September 30, 2016, of three Delaware limited liability companies and two Delaware corporations.

The Company initiated a private placement of its common stock effective February 1, 2016 through July 31, 2016. The private placement is for the sale of 2,500,000 units at $1.00 per unit. One unit consists of one share of restricted common stock and one common stock warrant. The warrants have an exercise price of $2.00 per share and expire 36 months from the expiration date of the private placement. To date $100,000 has been subscribed for in cash.

On February 16, 2016, the Company entered into an Agreement and Plan of Merger ("Merger Agreement") with Nexeon MedSystems, Inc (a Delaware company) ("NXDE"), pursuant to which the NXDE was merged with and into the Company, with the Company continuing as the surviving entity. The transaction is being accounting for as a business combination. The foregoing transaction is referred to herein as the Merger. In exchange for 100% of the issued and outstanding preferred stock of NXDE, immediately prior to the closing of the Merger, the Company issued 1,659,943 shares of common stock to the Preferred Stockholders of NXDE. In addition, the merger agreement provides for the conversion of $645,000 of debt and $379,307 of accrued interest relating to the debt of NXDE under the provisions of a private placement of the the Company referred to above and provides for a Royalty Agreement with the shareholders of the Company.

On January 1, 2016, the Company issued 252,000 shares of common stock to Christopher Miller, with a par value of $0.001, for certain accounting and budget-related services rendered as well as serving as Interim CFO until such time as a permanent CFO is hired. The shares vest over a 36 month period at the rate of 7,000 shares per month.

F-11

Nexeon MedSystems Inc

Notes to Financial Statements

Note 7 Subsequent Events (Continued)

On April 1, 2016, the Company issued warrants to purchase 370,000 shares of common stock to the Company's Chairman and Chief Innovation Officer at a strike price of $2 per share over a term of 36 months.

On April 1, 2016, the Company issued non-qualified options to purchase 252,000 shares of common stock each to an entity owned by the Company's chief executive officer, the Company's chairman, and to the Company's vice president of clinical affairs. The options are subject to vesting over 36 months in monthly increments of 7,000.

The Company has evaluated subsequent events through June 30, 2016, which is the date the financial statements are available to be issued.

F-12

Nexeon MedSystems, Inc.

(A Delaware Corporation)

Financial Statements

December 31, 2015 and 2014

F-13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders’

Nexeon MedSystems, Inc.

We have audited the accompanying balance sheets of Nexeon MedSystems, Inc. as of December 31, 2015 and 2014 and the related statements of operations, changes in stockholders’ deficit and cash flows for the years ended December 31, 2015 and 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nexeon MedSystems, Inc. as of December 31, 2015 and 2014, and the results of its operations and cash flows for the years ended December 31, 2015 and 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  As discussed in Note 2 the Company has losses from operations and has an accumulated a deficit of $16,944,713 and a working capital deficiency of $1,352,563 as of December 31, 2015. The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern.  Management plans are also discussed in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/Paritz & Company, P.A.

Hackensack, New Jersey

June 30, 2016

F-14

Nexeon MedSystems, Inc.

Balance Sheets

	December 31,
	2015	2014
Assets

Current Assets
Cash and cash equivalents	$8	$6,897

Total Current Assets	8	6,897

Property and equipment, net	10,638	13,727

Total Assets	$10,646	$20,624

Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts payable	$227,453	$162,256
Accrued liabilities	17,489	9,493
Accrued interest payable - stockholders	537,629	424,488
Notes payable to stockholders - current portion	570,000	570,000

Total Liabilities	$1,352,571	$1,166,237

Notes payable to stockholders - long term	400,000	355,000

Stockholders' Deficit
Preferred Stock, Series A - 11,000,000 authorized $.0001 par value; 10,222,137 issued and outstanding	1,022	1,022
Preferred Stock, Series B - 3,000,000 authorized $.0001 par value; 815,034 issued and outstanding	81	81
Common Stock - 3,000,000 shares authorized $.0001 par value; 1,795,500 issued and outstanding	180	180
Additional paid-in capital	15,201,505	15,201,505
Accumulated deficit	(16,944,713)	(16,703,401)

Total Stockholders' Deficit	(1,741,925)	(1,500,613)

Total Liabilities and Stockholders' Deficit	$10,646	$20,624

The Accompanying Notes are an Integral Part of the Financial Statements

F-15

Nexeon MedSystems, Inc.

Statements of Operations

	For the Years ended December 31,
	2015	2014

Revenue	$—	$50,000

General and administrative expenses	(125,018)	(214,004)

Loss from Operations	(125,018)	(164,004)

Other Income (Expense)
Interest expense - related parties	(116,294)	(109,576)

Loss before provision for taxes	$(241,312)	$(273,580)
Income tax provision	—	—

Net loss	(241,312)	(273,580)

Income per share
Basic and diluted loss per share	$(0.13)	$(0.15)

Weighted average common shares outstanding - basic and diluted	1,795,000	1,795,000

The Accompanying Notes are an Integral Part of the Financial Statements

F-16

Nexeon MedSystems, Inc.

Statements of Changes to Stockholder's Deficit

For the Years Ended December 31, 2015 and 2014

	Preferred Stock		Preferred Stock				Additional	Accumu-	Total
	Series A		Series B		Common Stock		Paid-in	lated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity(Deficit)

Balance, December 31, 2013	10,222,137	$1,022	815,034	$81	1,795,500	$180	$15,201,505	$(16,429,821)	$(1,227,033)

Net loss for the year	—	—	—	—	—	—	—	(273,580)	(273,580)

Balance, December 31, 2014	10,222,137	1,022	815,034	81	1,795,500	180	15,201,505	(16,703,401)	(1,500,613)

Net loss for the year	—	—	—	—	—	—	—	(241,312)	(241,312)

Balance, December 31, 2015	10,222,137	$1,022	815,034	$81	1,795,500	$180	$15,201,505	$(16,944,713)	$(1,741,925)

The Accompanying Notes are an Integral Part of the Financial Statements

F-17

Nexeon MedSystems, Inc.

Statements of Cash Flows

	For the Years Ended December 31,
	2015	2014
Cash flows from operating activities:
Net Loss	$(241,312)	$(273,580)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	3,089	3,390
Change in operating liabilities:
Accounts payable	65,196	65,061
Accrued liabilities	7,997	7,020
Accrued interest - stockholders	113,141	107,718
Net cash used in operating activities	(51,889)	(90,391)

Cash flows from financing activities:
Proceeds from stockholder notes payable	45,000	20,000
Net cash provided by financing activities	45,000	20,000

Net decrease in cash and cash equivalents	(6,889)	(70,391)
Cash and cash equivalents at beginning of year	6,897	77,288

Cash and cash equivalents at end of year	$8	$6,897

Supplemental Disclosure of Cash Flow Information:
Cash paid during year for interest	$—	$—
Cash paid during year for taxes	$—	$—

The Accompanying Notes are an Integral Part of the Financial Statements

F-18

Nexeon MedSystems, Inc.

Notes to Financial Statements

Note 1 Nature of Organization

Operations

Nexeon MedSystems, Inc. (the “Company”) was incorporated in the State of Delaware on September 11, 2008. The Company’s primary purpose is the development and commercialization of a unique series of breakthrough therapies for people with cardiovascular disease.

Note 2 Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. The Company has losses from operations and has an accumulated a deficit of $16,944,713 as of December 31, 2015 and a working capital deficiency of $1,352,563 as of December 31, 2015. The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Management will seek potential business opportunities for merger or acquisition of existing companies. The Company identified a merger candidate in November 2015 and completed a merger on February 16, 2016. Management, while not especially experienced in matters relating to public company management, will rely upon their own efforts and that of its Board of Directors in accomplishing the business purposes of the Company. Management began in the first quarter of 2016 to form new capital in the form of an SEC Regulation D, Rule 506 Private Placement in the amount of $2,500,000 offering shares and warrants of the Company’s Common Stock.

Note 3 Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

F-19

Nexeon MedSystems, Inc.

Notes to Financial Statements

Note 3 Summary of Significant Accounting Policies (Continued)

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents, receivable, accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments. The carrying amounts of our credit obligations with stockholders approximate fair value because the effective yields on these obligations, which include contractual interest rates are comparable to rates of returns for instruments of similar credit risk.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The Company does not have any assets or liabilities measured at fair value on a recurring basis.

Property and Equipment

Property and equipment are stated at cost. Equipment is depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized based upon the lesser of the term of the lease or the useful life of the asset and such expense is included in depreciation expense. Repair and maintenance costs are expensed as incurred. The Company capitalizes all furniture and equipment with cost great than $500 and benefiting more than one accounting period in the period purchased.

Research and Development Expenses

Research and development expenses are charges to expense as incurred. Research and development expenses include, but are not limited to, product development, clinical and regulatory expenses, payroll and other personnel expenses, materials, supplies, and consulting costs.

F-20

Nexeon MedSystems, Inc.

Notes to Financial Statements

Note 3 Summary of Significant Accounting Policies (Continued)

Revenue Recognition

In accordance with ASC Topic 605 “Revenue Recognition”, revenue should not be recognized until it is realized or realizable and earned. Revenues are considered to have been earned when the entity has substantially accomplished what it must do to be entitled to the benefits represented by the revenues. During the year ended December 31, 2014, the Company recognized revenue from the sale and assignment of certain patent rights to a third party.

Advertising expense

The Company’s policy is to expense advertising costs as the costs are incurred.

Per Share Data

Net loss per share (EPS) of Common Stock is computed based upon the weighted-average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue Common Stock were exercised or converted into Common Stock. Basic and diluted EPS were the same for the period from inception through December 31, 2015, as the Company had no dilutive securities.

Income Taxes

The company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company has no material uncertain tax positions for any of the reporting periods presented

Recently Issued Accounting Pronouncements

On June 10, 2014, FASB issued ASU No. 2014-10, Development Stage Entities. The update removes the definition of a development stage entity from FASB ASC 915 and eliminates the requirement for development stage entities to present inception-to-date information on the statements of operations, cash flows and members’ equity. The Company early adopted this standard for the period covered herein.

F-21

Nexeon MedSystems, Inc.

Notes to Financial Statements

Note 3 Summary of Significant Accounting Policies (Continued)

In August 2014, the FASB issued ASU No. 2014-15, Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern. The amendments require management to perform interim and annual assessments of an entity’s ability to continue as a going concern and provides guidance on determining when and how to disclose going concern uncertainties in the financial statements. The standard applies to all entities and is effective for annual and interim reporting periods ending after December 15, 2016, with early adoption permitted. The Company is currently evaluating the impact that this new guidance will have on its financial statements.

Other than as noted above the Company has not implemented any pronouncements that had material impact on the financial statements and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 4 Property and Equipment

Property and equipment consists principally of office equipment and furniture, and is stated at a cost of $33,887 at December 31, 2015 and 2014 net of accumulated depreciation $23,249 and $20,160 at December 31, 2015 and 2014 respectively. Depreciation expense totaled $3,089 and $3,390 for the years ended December 31, 2015 and 2014, respectively.

The equipment is being depreciated on the straight-line bases over the estimated useful lives of the asset of 4-5 years.

Note 5 Commitments and Contingencies

The Company currently leases approximately 400 square feet of office space located at 1708 Jaggie Fox Way, Lexington, Kentucky, 40511 for a monthly rate of $475.

Note 6 Related Party Transactions

The Company has loans from various stockholders and related entities of the stockholders in the aggregate amount of $970,000 and $925,000 at December 31, 2015 and 2014, respectively. The loans bear interest at 12% per annum. As of December 31, 2015 and 2014, accrued interest outstanding on the stockholder loans was $537,629 and $424,488, respectively.

F-22

Nexeon MedSystems, Inc.

Notes to Financial Statements

Note 6 Related Party Transactions (Continued)

The loans mature as follows:

	Years Ended
	December 31, 2015	December 31, 2014

Past due	$550,000	$550,000
March 31, 2015	20,000	20,000
March 31, 2018	400,000	355,000

Classified on Balance Sheet:

	Years Ended
	December 31, 2015	December 31, 2014

Current	$570,000	$570,000
Long-term	400,000	355,000

Note 7 Income Taxes

The reconciliation of income tax benefit at the U.S. statutory rate of 34% for the years ended December 31, 2015 and 2014 to the Company’s effective tax rate is as follows:

	Years Ended
	December 31, 2015	December 31, 2014

U.S. federal statutory rate	(34)%	(34)%
State income tax, net of federal benefit	(6)%	(6)%
Change in valuation allowance	(40)%	(40)%
Income Tax provision (benefit)	0%	0%

F-23

Nexeon MedSystems, Inc.

Notes to Financial Statements

Note 7 Income Taxes (Continued)

The tax effects of temporary differences that give rise to the Company’s net deferred tax liability as of December 31, 2015 and 2014 are as follows:

	Years Ended
	December 31, 2015	December 31, 2014

Deferred Tax Assets:
Net operating losses	$2,470,000	$2,315,000
Less: Valuation allowance	(2,470,000)	(2,315,000)
	$—	$—

As of December 31, 2015, the Company had approximately $6,170,000 of federal and state net operating loss carryovers (“NOLs”) which begin to expire in 2029.  Utilization of the NOLs may be subject to limitation under the Internal Revenue Code Section 382 should there be a greater than 50% ownership change as determined under regulations.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.  Based on the assessment, management has established a full valuation allowance against the entire deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

The Company files U.S. federal and state of Kentucky and California tax returns that are subject to audit by tax authorities beginning with the year ended December 31, 2012. The Company’s policy is to classify assessments, if any, for tax and related interest and penalties as tax expense.

Note 8 Equity

Common and Preferred Stock

The Company’s Articles of Incorporation authorize 3,000,000 shares of Common Stock $0.0001 par value and 14,000,000 shares of Preferred Stock $0.0001 par value. As of December 31, 2015 and 2014, 11,000,000 shares of Preferred Stock were designated as Series A Preferred Stock and 3,000,000 shares of preferred stock were designated as Series B Preferred Stock.

As of December 31, 2015 and 2014, the Company had 1,795,500 shares of common stock issued and outstanding consisting of 1,535,750 shares of unrestricted common stock and 259,750 shares of restricted common stock. The Company had 10,222,137 shares of Series A Preferred Stock issued and outstanding as of December 31, 2015 and 2014 and 815,034 shares of Series B Preferred Stock issued and outstanding as of December 31, 2015 and 2014.

F-24

Nexeon MedSystems, Inc.

Notes to Financial Statements

Note 9 Subsequent Events

On February 16, 2016, the Company entered into an Agreement and Plan of Merger ("Merger Agreement") with Nexeon MedSystems, Inc (a Nevada company) ("NXNV"), pursuant to which the the Company was merged with and into NXNV, with NXNV continuing as the surviving entity. The transaction is being accounting for as a business combination. The foregoing transaction is referred to herein as the Merger. In exchange for 100% of the issued and outstanding preferred stock of the Company, immediately prior to the closing of the Merger, NXNV issued 1,659,946 shares of common stock to the Preferred Stockholders of the Company. As a result of the Merger, the stockholders of the Company acquired 9.67% of NXNV's issued and outstanding common stock. In addition, the merger agreement provides for the conversion of $645,000 of debt and $379,307 of accrued interest relating to the debt of the Company under the provisions of a private placement of the NXNV and provides for a Royalty Agreement with the shareholders of the Company.

The Company has evaluated subsequent events through June 30, 2016, which is the date the financial statements were available to be issued.

F-25

Nexeon MedSystems Inc

Pro Forma Financial Statements

Unaudited

December 31, 2015

F-26

Nexeon MedSystems Inc

Unaudited Pro Forma Combined Balance Sheet

For the Twelve Months Ended December 31, 2015

	Nexeon	Nexeon
	MedSystems Inc	MedSystems, Inc.	Pro Forma		Pro Forma
	Nevada	Delaware	Adjustments	Notes	Combined
Assets

Current Assets
Cash and cash equivalents	$—	$8	$—		$8
Total Current Assets	—	8	—		8

Property and equipment, net	—	10,638	—		10,638
Investment in subsidiary	—	—	2,684,253	(b)
	—	—	(2,684,253)	(c)
Investment accounted for at cost	—	—	322,360	(a)	322,360
Intangible assets, net	—	—	2,505,303	(b)	2,505,303
Goodwill	—	—	717,617	(c)	717,617
Total Assets	$—	$10,646	$3,545,280		$3,355,926

Liabilities and Stockholder's Equity

Current Liabilities
Accounts payable	$—	$227,453	$—		$227,453
Accrued liabilities	—	$17,489	—		17,489
Due to related party	415	$—	—		415
Accrued interest payable - stockholders	—	$537,629	(379,307)	(c)	158,322
Notes payable to stockholders - current portion	—	$570,000	(379,021)	(c)	190,979
Total Liabilities	$415	$1,352,571	$(758,328)		$594,657

Notes payable to stockholders - long term	—	400,000	(265,979)	(c)	134,021

Stockholders' Equity
Preferred Stock, Series A	—	1,022	(1,022)	(c)	—
Preferred Stock, Series B	—	81	(81)	(c)	—
Common Stock 75,000,000 shares authorized $0.001 par value; 17,981,428 issued and outstanding	500	180	(180)	(c)	17,981
	—	—	15,000	(a)
	—	—	2,481	(b)
Additional paid-in capital	—	15,201,505	(15,201,505)	(c)
	—	—	307,360	(a)
	—	—	2,681,772	(b)	2,989,132
Accumulated deficit	(915)	(16,944,713)	16,765,763	(c)	(179,865)
Total Stockholders' Equity	(415)	(1,741,925)	4,569,588		2,827,248

Total Liabilities and Stockholders' Equity	$—	$10,646	$3,545,281		$3,555,926

The Accompanying Notes are an Integral Part of the Pro Forma Financial Statements

F-27

Nexeon MedSystems Inc

Unaudited Pro Forma Combined Statement of Operations

For the Twelve Months Ended December 31, 2015

	Nexeon	Nexeon
	MedSystems Inc	MedSystems, Inc.	Pro Forma		Pro Forma
	Nevada	Delaware	Adjustments	Notes	Combined

Revenue	$—	$—	$—		$—

Depreciation and amortization	—	—	178,950	(d)	178,950
General and administrative expenses	915	125,018	—		125,933

Loss from Operations	(915)	(125,018)	(178,950)		(304,883)

Other Income (Expense)
Interest expense	—	(116,294)	—		(116,294)

Loss before provision of taxes	$(915)	$(241,312)	$(178,950)		$(421,177)
Income tax provision	—	—	—		—

Net income (loss)	$(915)	$(241,312)	$(178,950)		(421,177)

Income per share
Basic and diluted loss per share	$(0.00)				$(0.01)

Weighted average common shares	500,000			(e)	17,981,428

The Accompanying Notes are an Integral Part of the Pro Forma Financial Statements

F-28

Nexeon MedSystems Inc

Unaudited Pro Forma Financial Statements

Notes to the Financial Statements

Note 1 Basis of Presentation

The unaudited pro forma combined financial statements are based on Nexeon Medsystem, Inc.'s (NXNV), a Nevada corporation and Nexeon Medsystem, Inc.'s (NXDE), a Delaware corporation, historical consolidated financial statements as adjusted to give effect to the Merger as described below. The unaudited pro forma combined statements of operations for the twelve months ended December 31, 2015 give effect to the Merger as if it had occurred on January 1, 2015. The unaudited pro forma combined balance sheet as of December 31, 2015 gives effect to the Merger as if it had occurred on December 31, 2015.

In addition, on January 2, 2016 the NXNV issued 15,000,000 shares in exchange for 1,735,000 shares of common stock in Nuviant Medical Inc., a Nevada corporation, 389 shares of common stock in Telemend Medical, Inc., a Delaware corporation, 167 shares of common stock in MicroTransponder Inc., a Delaware corporation, the assignment of one Federal NIH Grant in the amount of $218,377 and one State of Kentucky Matching Funds Grant in the amount of $150,000 along with the option to purchase, for no additional consideration, all of the common stock or membership interests owned or controlled by Rosellini Scientific, LLC, to be exercised no later than September 30, 2016, of three Delaware limited liability companies and two Delaware corporations. The pro forma combined financial statement reflect the effects of this transaction.

On February 16, 2016, the NXDE entered into an Agreement and Plan of Merger (“Merger Agreement”) with NXNV, pursuant to which the NXDE was merged with and into NXNV, with NXNV continuing as the surviving entity. The transaction is being accounted for as a business combination. The foregoing transaction is referred to herein as the Merger. In exchange for 100% of the issued and outstanding preferred stock of the NXDE, immediately prior to the closing of the Merger, NXNV issued 1,659,946 shares of common stock to the Preferred Stockholders of the NXDE. As a result of the Merger, the stockholders of the NXDE acquired 9.67% of NXNV's issued and outstanding common stock. In addition, the merger agreement provides for the conversion of debt of the NXDE under the provisions of the private placement of the NXNV and provides for a Royalty Agreement with the shareholders of the Company. The Royalty Agreement is for 3% of net product sales and has a term coinciding with the term of the Company’s portfolio

As part of the Merger Agreement, approximately $645,000 of stockholder loans and $176,482 of accrued interest related to those loans were converted to common stock and warrants. $202,825 in accrued interest related to those loans was cancelled.

The unaudited pro forma balance sheet and statements of operations should be read in conjunction with the separate historical financial statements of NXNV and NXDE appearing elsewhere herein. These pro forma combined financial statements may not be indicative of what would have occurred if the merger had actually occurred on the indicated dates and they should not be relied upon as an indication of future results of operations.

Note 2 Preliminary Purchase Price Allocation

The preliminary purchase price of $2,684,253 is allocated to tangible and intangible assets, intellectual property, that was transferred to NXNV via the Merger.

The following table shows the preliminary allocation of the purchase price of the identified assets acquired and liabilities assumed.

F-29

Nexeon MedSystems Inc

Unaudited Pro Forma Financial Statements

Notes to the Financial Statements

Note 2 Preliminary Purchase Price Allocation (Continued)

Total Purchase Price	$2,684,253
Cash and cash equivalents	8
Property and equipment, net	10,638
Intangible assets, net	2,684,253
Total identifiable assets	2,694,899
Accounts payable	(227,453)
Accrued Liabilities	(17,489)
Accrued interest payable – stockholders	(158,321)
Notes payable – stockholders	(325,000)
Total liabilities assumed	(728,263)
Total pro forma good will	717,617

Note 3 Pro Forma Adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information and are directly attributable to the Merger:

(a)	Reflects the adjustment of $322,360 for the contribution of assets in exchange for 15,000,000 shares of the Company’s par value $0.001 common stock during January 2016.

(b)	To record the issuance of shares of NXNV to the shareholders of NXDE in connection with the merger.

(c)	To record the consolidation of NXDE and NXNV pursuant to the preliminary purchase price allocation shown in Note 2.

(d)	Adjustment of $178,950 reflects the amortization of the intangible assets as if the Merger took place on January 1, 2015.

(e)	The computation of pro forma weighted average common outstanding takes into account all of the pro forma transactions enumerated in the pro forma financial statements as if they were issued at the beginning of the period presented. A reconciliation of the shares included in the computation is as follows:

For the Year Ended
December 31, 2015

Shares of NXNV outstanding prior to the Merger	15,500,000
Shares of NXNV issued to stockholders in exchange for NXDE preferred shares	1,659,946
Shares of NXNV issued for NXDE notes and accrued interest	821,482
17,981,428

F-30

Nexeon MedSystems Inc

(A Nevada Corporation)

Financial Statements

June 30, 2016

(Unaudited)

F-31

Nexeon MedSystems Inc

Consolidated Balance Sheet

(Unaudited)

	June 30, 2016	December 31, 2015
Assets

Current Assets
Cash and cash equivalents	$20,208	$—
Pre-paid expenses	5,000
Total Current Assets	$25,208

Property and equipment, net	9,689	—
Investments	322,360	—
Intangible assets, net	2,624,601	—
Goodwill	733,044	—
Total Assets	$3,714,903	$—

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable	277,354	—
Accrued liabilities	17,705	—
Due to related party	27,637	415
Accrued interest payable - stockholder	3,182	—
Notes payable stockholders	20,000	—
Total Liabilities	$345,878	$415

Stockholders' Equity
Common Stock - 75,000,000 shares authorized, $.001 par value; 18,794,764 and 500,000 issued and outstanding at June 30, 2016 and December 31, 2015, respectively	18,795	500
Additional paid-in capital	3,560,362	—
Accumulated deficit	(210,133)	(915)
Total Stockholders' Equity	3,369,024	(415)

Total Liabilities and Stockholders' Equity	$3,714,903	$—

The Accompanying Notes are an Integral Part of the Financial Statements

F-32

Nexeon MedSystems Inc

Consolidated Statement of Operations

(Unaudited)

	Three Months	Six Months
	Ended	Ended
	June 30, 2016	June 30, 2016

Revenues	$—	$—

Depreciation and amortization	44,917	60,344
General and administrative expenses	81,130	129,767
Research and development expenses	16,590	16,590

Loss from operations	(142,637)	(206,701)

Other Expense
Interest expense - stockholders	(1,253)	(2,518)

Loss before provision for taxes	$(143,890)	$(209,218)
Provision for taxes	—	—

Net loss	$(143,890)	$(209,218)

Loss per share
Basic and diluted loss per share	$(0.01)	$(0.01)
Weighted average common shares outstanding - basic and diluted	18,794,764	17,895,927

The Accompanying Notes are an Integral Part of the Financial Statements

F-33

Nexeon MedSystems Inc

Consolidated Statement of Cash Flows

(Unaudited)

Six Months
Ended
June 30, 2016

Cash flows from operating activities:
Net Loss	$(209,218)
Adjustment to Reconcile Net Loss to Net Cash used in Operating Activities:
Depreciaton and amortization	60,344
Pre-paid expenses	(5,000)
Stock-based compensation	10,456
Change in operating liabilities:
Accounts payable	34,991
Accrued liabilities	216
Accrued interest	1,197
Net cash used in operating activities	(107,014)

Cash flows from financing activities
Proceeds from issuance of common stock	100,000
Proceeds from loan to related party	27,222
Net cash provided by financing activities	127,222

Net increase in cash and cash equivalents	20,208
Cash and cash equivalents at beginning of period	—

Cash and cash equivalents at end of period	$20,208

Supplemental Disclosure of Cash Flow Information:
Cash paid during period for interest	$—
Cash paid during period for taxes	$—

Supplemental Disclosure of Non-Cash Activities:
Recission of common stock issued for contribution of note receivable	$(175,000)
Common stock issued for acquisition	$2,684,253
Common stock issued for conversion of shareholder notes and accrued interest	$461,336
Common stock issued for investments	$322,360

The Accompanying Notes are an Integral Part of the Financial Statements

F-34

Nexeon MedSystems Inc

Notes to Financial Statements

June 30, 2016

(Unaudited)

Note 1 Nature of Organization

Operations

Nexeon MedSystems Inc (the “Company”) was incorporated in the State of Nevada on December 7, 2015. The Company’s primary purpose is to commercialize the drug-eluting balloon technology acquired in the Merger as well as acquire medical device manufacturing capability.

Note 2 Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and with the instructions to Form 10-Q and Article 10 of Regulation S-X of the United States Securities and Exchange Commission (“SEC”). Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of the Company’s management, the accompanying unaudited financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as June 30, 2016 and the results of operations and cash flows for the periods presented. The results of operations for the three months ended June 30, 2016 and the six months ended June 30, 2016 are not necessarily indicative of the operating results for the full fiscal year or any future period. These unaudited consolidated financial statements should be read in conjunction with the financial statements and related notes thereto included elsewhere in this filing for the period ended December 31, 2015.

Note 3 Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company has not commenced operations and has an accumulated a deficit of $210,133 as of June 30, 2016. The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These factors among others raise substantial doubt about the Company’s ability to continue as a going concern.

Management expects to seek potential business opportunities for merger or acquisition of existing companies. Management is not currently limiting their search for merger or acquisition candidates to any industry or locations. Management, while not especially experienced in matters relating to public company management, will rely upon their own efforts and, to a much lesser extent, the efforts of the Company’s shareholders, in accomplishing the business purposes of the Company.

F-35

Nexeon MedSystems Inc

Notes to Financial Statements

June 30, 2016

(Unaudited)

Note 4 Acquisition

On February 16, 2016, the NXDE entered into an Agreement and Plan of Merger (“Merger Agreement”) with NXNV, pursuant to which the NXDE was acquired by NXNV, with NXNV continuing as the surviving entity. The transaction is being accounted for as a business combination. The primary reason for the acquisition of the acquiree was to acquire unique intellectual property owned by the acquiree and technical knowledge retained by the acquiree and to further develop these technologies for potential commercialization.

The foregoing transaction is referred to herein as the Merger. In exchange for 100% of the issued and outstanding preferred stock of NXDE, immediately prior to the closing of the Merger, NXNV issued 1,659,946 shares of common stock to the Preferred Stockholders of the NXDE. As a result of the Merger, the stockholders of the NXDE acquired 9.67% of NXNV's issued and outstanding common stock as of the effective date of the Merger. In addition, the Merger Agreement provides for the conversion of debt of the NXDE under the provisions of the private placement of the NXNV. The Merger Agreement further provides for the payment of a Royalty to an LLC to be formed by the former preferred shareholders of NXDE. The Royalty payment is equal to 3% of net product sales made by NXNV that directly result from the Patent portfolio of NXDE. The term of the Royalty payment coincides with the term of the Patents in the NXDE Patent portfolio.

The acquiree in the merger transaction is Nexeon MedSystems Inc, a Delaware corporation a private company, primarily engaged in the development and commercialization of a unique series of breakthrough therapies for people with cardiovascular disease. The date of Merger was February 16, 2016 and 100% of the equity voting interest was acquired.

The primary reason for the acquisition of the acquiree was to acquire unique intellectual property owned by the acquiree and technical knowledge retained by the acquiree and to further develop these technologies for potential commercialization.

The aggregate fair market value of the consideration issued, $2,684,253, was determined through the combination of the arms-length negotiated price with the acquiree of $1.00 for each common share par value $.001 common stock of the acquirer and transferred for each dollar of acquiree's stockholder's notes payable and accrued interest in the amount of $645,000 in stockholder's notes payable and $176,482 of associated accrued interest. $202,825 of accrued interest related to the acquiree's stockholder's notes was contributed as part of the consideration and 1,659,946 shares of the Company's par value $.001 common stock, with an arms-length negotiated price with the acquiree of $1.00 per share was transferred for all the issued and outstanding common and preferred series A preferred series B stock of the acquiree.

F-36

Nexeon MedSystems Inc

Notes to Financial Statements

June 30, 2016

(Unaudited)

Note 4 Acquisition (Continued)

The following table shows the preliminary allocation of the purchase price of the identified assets acquired and liabilities assumed.

Total Purchase Price	$2,684,253
Cash and cash equivalents	—
Property and equipment, net	10,381
Intangible assets, net	2,684,253
Total identifiable assets	2,694,634
Accounts payable	(242,614)
Accrued Liabilities	(17,489)
Accrued interest payable – stockholders	(158,322)
Notes payable – stockholders	(325,000)
Total liabilities assumed	(743,425)
Total pro forma goodwill	733,044

Note 5 Summary of Significant Accounting Policies

Development Stage Company

The company is considered to be in the development stage as defined in ASC 915 “Development Stage Entities.” The company is devoting substantially all of its efforts to the development of its business plans. The company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; and does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-37

Nexeon MedSystems Inc

Notes to Financial Statements

June 30, 2016

(Unaudited)

Note 5 Summary of Significant Accounting Policies (Continued)

Income Taxes

The company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company has no material uncertain tax positions for any of the reporting periods presented.

All tax positions are first analyzed to determine if the weight of available evidence indicates that it is more likely than not that the position will be sustained under audit, including resolution of any related appeals or litigation processes. After the initial analysis, the tax benefit is measured as the largest amount that is more than 50% likely of being realized upon ultimate settlement.

If the Company is required to pay interest on the underpayment of income taxes, the Company recognizes interest expense in the first period the interest becomes due according to the provisions of the relevant tax law.

If the Company is subject to payment of penalties, the Company recognizes an expense for the amount of the statutory penalty in the period when the position is taken on the income tax return. If the penalty was not recognized in the period when the position was initially taken, the expense is recognized in the period when the Company changes its judgment about meeting minimum statutory thresholds related to the initial position taken.

Fair Value Measurements

The company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

F-38

Nexeon MedSystems Inc

Notes to Financial Statements

June 30, 2016

(Unaudited)

Note 5 Summary of Significant Accounting Policies (Continued)

Fair Value Measurements (Continued)

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The company has no assets or liabilities valued at fair value on a recurring basis

Principals of Consolidation

The consolidated financial statements include the accounts of the Company, and its wholly-owned subsidiary. All material inter-company accounts, transactions, and profits have been eliminated in consolidation

Investments in Non-consolidated Subsidiaries

Investments in non-consolidated entities are accounted for using the equity method or cost basis depending upon the level of ownership and/or the Company's ability to exercise significant influence over the operating and financial policies of the investee. When the equity method is used, investments are recorded at original cost and adjusted periodically to recognize the Company's proportionate share of the investees' net income or losses after the date of investment. When net losses from an investment accounted for under the equity method exceed its carrying amount, the investment balance is reduced to zero and additional losses are not provided for. The Company resumes accounting for the investment under the equity method if the entity subsequently reports net income and the Company's share of that net income exceeds the share of net losses not recognized during the period the equity method was suspended. Investments are written down only when there is clear evidence that a decline in value that is other than temporary has occurred. The company accounts for its investments in Nuviant Medical Inc., MicroTransponder Inc., and Emeritus Clinical Solutions, Inc. (see Note 7) under the cost method due to the lack of significant influence.

F-39

Nexeon MedSystems Inc

Notes to Financial Statements

June 30, 2016

(Unaudited)

Note 5 Summary of Significant Accounting Policies (Continued)

Long-lived Assets

Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable. When required impairment losses on assets to be held and used are recognized based on the fair value of the asset. The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required. If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset. When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets. The Company did not recognize any impairment losses during the three months ended June 30, 2016.

Common Stock Purchase Warrants and Other Derivative Financial Instruments

The Company classifies as equity any contracts that require physical settlement or net-share settlement or provide us a choice of net-cash settlement or settlement in our own shares (physical settlement or net-share settlement) provided that such contracts are indexed to our own stock as defined in ASC 815-40 ("Contracts in Entity's Own Equity"). We classify as assets or liabilities any contracts that require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside our control) or give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). We assess classification of our common stock purchase warrants at each reporting date to determine whether a change in classification between assets and liabilities is required.

Research and Development

The Company expenses all research and development costs as incurred.

Note 6 Income Taxes

The Company has approximately $210,133 of net operating losses (“NOL”) carryovers to offset taxable income, if any, in future years which expire in fiscal 2035. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs period because it is more likely than not that all of the deferred tax asset will not be realized.

F-40

Nexeon MedSystems Inc

Notes to Financial Statements

June 30, 2016

(Unaudited)

Note 7 Equity

Common and Preferred Stock

The Company’s Articles of Incorporation authorize 75,000,000 shares of Common Stock $0.001 par value and 25,000,000 shares of Preferred Stock $0.001 par value. The Articles of Incorporation were amended on February 22, 2016 to cancel the authorization of Preferred Stock.

On December 7, 2015 the Company issued 500,000 shares for proceeds of $500 to the Company’s Chief Operating Officer and Director.

On January 1, 2016 Christopher Miller was granted 252,000 shares immediately upon his execution of the Executive Employment Agreement with the Company. The shares vest at the rate of 7,000 shares per month over a term of 36 months from the grant date.

On January 2, 2016 the NXNV issued 13,200,000 shares of the Company’s Common Stock in exchange for 1,735,000 shares of common stock in Nuviant Medical Inc., a Nevada corporation, 389 shares of common stock in Emeritus Clinical Solutions, Inc., a Delaware corporation, 167 shares of common stock in MicroTransponder Inc., a Delaware corporation, the assignment of one Federal NIH Grant in the amount of $218,377 and one State of Kentucky Matching Funds Grant in the amount of $150,000. Rosellini Scientific granted the exclusive option to the Company, to be exercised no later than September 31, 2016, to acquire all of the owned or controlled interests on the date at which the Company exercises its option to acquire such interest in NeuroTek Medical, Inc., a Delaware corporation. There shall be no additional consideration payable upon the exercise of such option by the Company.

On January 2, 2016, the Company issued 1,800,000 shares of its common stock to its Vice President of Clinical Affairs, Dr. Elizabeth Rosellini DDS (the sister of our CEO), in return for 214 shares of common stock of Telemend Medical, Inc., a Delaware corporation, and 60,000 shares of common stock of Nuviant Medical, Inc., a Nevada corporation.

In exchange for 100% of the issued and outstanding preferred stock and common stock of the NXDE, immediately prior to the closing of the Merger, NXNV issued 1,659,946 shares of common stock to the Preferred Stockholders of the NXDE.

During the period, the Company exchanged 1,282,818 units pursuant to the shares of common stock and 1,282,818 warrants to purchase one share of the Company’s common stock for $950,000 in NXDE stockholder notes and $332,818 in accrued interest related to those loans.

The Company initiated a private placement of its common stock effective February 1, 2016 through July 31, 2016. The private placement is for the sale of 2,500,000 units at $1.00 per unit. One unit consists of one share of restricted common stock and one common stock warrant. The warrants have an exercise price of $2.00 per share and expire 36 months from the expiration date of the private placement. As of June 30, 2016 $100,000 has been subscribed for in cash.

F-41

Nexeon MedSystems Inc

Notes to Financial Statements

June 30, 2016

(Unaudited)

Note 7 Equity (Continued)

Common and Preferred Stock (Continued)

As part of the Merger Agreement and the Private Placement, the Company issued 1,282,818 warrants to purchase the Company’s common stock as part of the exchange for $950,000 in NXDE stockholder notes and $332,818 in accrued interest related to those loans. As part of the Private Placement, the Company issued 100,000 in warrants to subscribers purchasing $100,000 in units of the offering. The warrants provide the holders the right to acquire one share of the Company's common stock par value $.001 for $2.00 exercisable for a period of three years from the acquisition date. The warrants have limited transferability to an affiliate of the holder only, cannot be sold as a warrant and do not contain a cash-less exercise provisions. The warrants do not include any terms or contracts to issue additional shares, have no liquidation preferences or participation rights. As of the June 30, 2016 reporting period no warrants have been exercised.

The Company may, from time to time, issue certain equity awards pursuant to our 2016 Omnibus Incentive Plan (the “Plan”). The Plan was adopted by our Board of Directors in January 2016 and was subsequently approved by our shareholders. During the six months ended June 30, 2016, the Company issued stock options to purchase a total of 1,260,000 shares of the Company’s common stock were issued under this Plan, all with an exercise price of $1.00 per share. The options vest in equal monthly increments with a three-year term for each option beginning upon each date of vesting. The options were valued at $230,336 using the Black-Sholes option pricing model with the following assumptions:

Risk-free interest rate	0.93%
Expected life	3 years
Expected dividends	0.00%
Expected volatility	38.24%
Fair value of Company's common stock	$1.00

As part of the Private Placement a note receivable in the amount of $175,000 issued by Telemend Medical, Inc. a Delaware company, was contributed by an existing stockholder and director of the Company in exchange for 175,000 common shares of the Company. This transaction was rescinded as of June 30, 2016 and the shares were returned.

Note 8 Related Party Transactions

On December 7, 2015 the Company issued 500,000 shares for proceeds of $500 to the Company’s Chief Operating Officer and Director.

On January 1, 2016 Christopher Miller was granted 252,000 shares immediately upon his execution of the Executive Employment Agreement with the Company. The shares vest at the rate of 7,000 shares per month over a term of 36 months.

F-42

Nexeon MedSystems Inc

Notes to Financial Statements

June 30, 2016

(Unaudited)

Note 8 Related Party Transactions (Continued)

On April 1, 2016, pursuant to the 2016 Omnibus Incentive Plan, the Company issued non-qualified options to purchase 252,000 shares of common stock, with an exercise price of $1.00 with a term of three years to each of the following: Rosellini Scientific, LLC (see “Employment Agreements” below for more information); Dr. Mark Bates MD; Dr. Elizabeth Rosellini DDS; and Sheneka Rains (a consultant) for services rendered to the Company since inception as well as ongoing services to be provided from time to time. The options vest in monthly increments of 7,000, with a three-year term for each option beginning upon each date of vesting.

As of June 30, 2016, the Company's chief operating officer loaned $415 to the Company. The loan is non-interest bearing with no set terms of repayment.

As of June 30, 2016, $27,222 is due and payable to Rosellini Scientific, LLC, the largest shareholder in the Company. The loan is non-interest bearing with no set terms of repayment.

The Company has a note payable with a two stockholders in the amount of $10,000 each, which bear interest at the rate of 12% per annum and mature March 31, 2018.

Note 9 Subsequent Events

The Company initiated a private placement of its common stock effective February 1, 2016 through July 31, 2016. The private placement is for the sale of 2,500,000 units at $1.00 per unit. One unit consists of one share of restricted common stock and one common stock warrant. The warrants have an exercise price of $2.00 per share and expire 36 months from the expiration date of the private placement. To date $100,000 has been subscribed for in cash.

F-43